             As filed with the Securities and Exchange Commission
                               on June 30, 1999

                           Registration No. 811-8162


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                _______________

                                   FORM N-1A

                            AMENDMENT NO. 10 TO THE
                            REGISTRATION STATEMENT
                                     UNDER
                      THE INVESTMENT COMPANY ACT OF 1940

                          MASTER INVESTMENT PORTFOLIO
              (Exact Name of Registrant as Specified in Charter)

                111 Center Street, Little Rock, Arkansas  72201
         (Address of Principal Executive Offices, including Zip Code)

                    _______________________________________

              Registrant's Telephone Number, including Area Code:
                                (800) 643-9691

                             Richard H. Blank, Jr.
                               c/o Stephens Inc.
                               111 Center Street
                         Little Rock, Arkansas  72201
                    (Name and Address of Agent for Service)

                                With a copy to:
                            Robert M. Kurucza, Esq.
                            Marco E. Adelfio, Esq.
                            Morrison & Foerster LLP
                  2000 Pennsylvania Avenue, N.W., Suite 5500
                         Washington, D.C.  20006-1812

                               EXPLANATORY NOTE
                               ----------------

       This Amendment relates to the Trust's Asset Allocation, Bond Index, Extended Index, LifePath 2000, LifePath 2010, LifePath 2020, LifePath 2030, LifePath 2040, Money Market, S&P 500 Index, U.S. Equity Index and U.S. Treasury Allocation Master Portfolios. This amendment includes the annual update of all audited financial information pertaining to each Master Series. This Amendment does not effect the registration statement.

       This Amendment has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interest in the Registrant.

                          Master Investment Portfolio
                             Cross Reference Sheet
                             ---------------------


Form N-1A Item Number
---------------------

Part A          Prospectus Caption
------          ------------------

4               Investment Objectives, Principal Investment Strategies and
                Related Risks
6               Management, Organization and Capital Structure
7               Shareholder Information
8               Distribution Arrangements

Part B          Statement of Additional Information
------          -----------------------------------

10              Cover Page and Table of Contents
11              Trust History
12              Description of the Master Portfolios and Their Investments and
                Risks
13              Management of the Trust
14              Control Persons and Principal Holders of Securities
15              Investment Advisory and Other Services
16              Brokerage Allocation and Other Practices
17              Capital Stock and Other Securities
18              Purchase, Redemption and Pricing of Interests
19              Taxation of the Trust
20              Underwriters
21              Calculations of Performance Data
22              Financial Statements

Part C          Other Information
------          -----------------

23-30 Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of this Document.

                          MASTER INVESTMENT PORTFOLIO
                         ALLOCATION MASTER PORTFOLIOS

                       ASSET ALLOCATION MASTER PORTFOLIO
                   U.S. TREASURY ALLOCATION MASTER PORTFOLIO

                                    PART A

                                 July 1, 1999

Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering two diversified portfolios - the Asset Allocation and U.S. Treasury Allocation Master Portfolios (each, a "Master Portfolio" and collectively, the "Master Portfolios"). Each Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of one Master Portfolio is not deemed to be an interestholder of the other Master Portfolio. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by Master Portfolio. MIP currently offers ten other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

  Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in a Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

INVESTMENT OBJECTIVES

  . The Asset Allocation Master Portfolio seeks to maximize total return, consisting of capital appreciation and current income, without assuming undue risk. This Master Portfolio will follow an asset allocation strategy by investing in a wide range of publicly traded common stocks, U.S. Treasury bonds and money market instruments.

  . The U.S. Treasury Allocation Master Portfolio seeks to maximize total return, consisting of capital appreciation and current income, without assuming undue risk. This Master Portfolio will follow an asset allocation strategy by investing primarily among long-, intermediate- and short-term U.S. Treasury securities.

  The investment objective of each Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio's outstanding voting securities. The differences in investment objectives and policies between each Master Portfolio determines the types of portfolio securities in which each Master Portfolio invests and can be expected to affect the degree of risk to which each Master Portfolio is subject and the performance of each Master Portfolio. There can be no assurance that the investment objective of each Master Portfolio will be achieved.

INVESTMENT POLICIES

  The Asset Allocation and U.S. Treasury Allocation Master Portfolios each follow an asset allocation strategy. For each Master Portfolio, Barclays Global Fund Advisors ("BGFA") uses proprietary investment models ("Asset Allocation Models"), that analyze extensive financial and economic data, including risk, correlation and expected return statistics, to recommend a portfolio allocation as described below. BGFA may, from time to time, develop and refine the Asset Allocation Models.

  The Asset Allocation Master Portfolio will invest its assets among three asset classes -- common stocks, U.S. Treasury bonds and money market instruments as follows:

  . COMMON STOCKS. The Asset Allocation Master Portfolio will invest in the common stocks which compose the Standard & Poor's 500 Stock Index (the "S&P 500 Index")./1/ The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The weightings of stocks in the S&P 500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. No attempt is made to manage this portion of the Master Portfolio's investment portfolio in the traditional sense using economic, financial and market analysis. Instead, the Master Portfolio uses for this portion of its portfolio a computer program to determine which securities are to be purchased or sold to replicate the total return performance of the S&P 500 Index to the extent feasible. The percentage of the Asset Allocation Master Portfolio's assets invested in each stock will be approximately the same as the percentage such stock represents in the S&P 500 Index.

  . U.S. TREASURY BONDS. The Asset Allocation Master Portfolio will invest in U.S. Treasury bonds with remaining maturities of at least 20 years. The Master Portfolio will invest this portion of its assets in an effort to replicate the total return performance of the Lehman Brothers 20+ Year Treasury Index which is composed of U.S. Treasury securities with 20 years or more to maturity.

  . MONEY MARKET INSTRUMENTS. The Master Portfolio will invest in money market instruments.

  The U.S. Treasury Allocation Master Portfolio will invest its assets among three maturity classes -- long-, intermediate- and short-term -- of U.S. Treasury debt securities and repurchase agreements in respect thereof as follows:

  . LONG-TERM U.S. TREASURY BONDS. The U.S. Treasury Allocation Master Portfolio will invest in U.S. Treasury bonds with remaining maturities of at least 20 years.

  . INTERMEDIATE-TERM U.S. TREASURY NOTES. The U.S. Treasury Allocation Master Portfolio will invest in U.S. Treasury notes and other U.S. Treasury securities with remaining maturities ranging from one to 10 years.

  . SHORT-TERM U.S. TREASURY BILLS. The U.S. Treasury Allocation Master Portfolio will invest in U.S. Treasury bills with remaining maturities of one year or less.

  It is a fundamental policy of the U.S. Treasury Allocation Master Portfolio that it will invest at least 65% of the value of its total assets in U.S. Treasury securities.

_____________
/1/ S&P does not sponsor the Master Portfolio, nor is it affiliated in any way with BGFA or the Master Portfolio. "Standard & Poor's ,"S&P ,"S&P 500," and "Standard & Poor's 500 " are trademarks of McGraw-Hill, Inc. The Master Portfolio is not sponsored, endorsed, sold, or promoted by S&P and S&P makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

RISK CONSIDERATIONS

General -- The net asset value per interest of each Master Portfolio is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities -- The stock investments of the Asset Allocation Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Throughout the first six months of 1999, the stock market, as measured by the S&P 500 Index and other commonly used indices, was trading at or close to record levels. There can be no guarantee that these performance levels will continue.

Debt Securities -- The debt instruments in which the Master Portfolios may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolios invest may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolios invest. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. Although some of the Master Portfolios' portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities, upon which the Master Portfolios' daily net asset value is based, will fluctuate. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so.

Foreign Securities -- The Asset Allocation Master Portfolio may invest in the securities of foreign issuers. Investing in the securities of issuers in any foreign country, including American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs") and similar securities, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. The Master Portfolio's performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

Other Investment Considerations -- Because the Master Portfolios may shift investment allocations significantly from time to time, their performance may differ from funds which invest in one asset class or from funds with a stable mix of assets. Further, shifts among asset classes may result in relatively high turnover and transaction (i.e., brokerage commission) costs. Portfolio turnover also can generate short-term capital gains tax consequences. During those periods in which a higher percentage of a Master Portfolio's assets are invested in long-term bonds, the Master Portfolio's exposure to interest rate risk will be greater because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities.

  Asset allocation and modeling strategies are employed by BGFA for other investment companies and accounts advised or sub-advised by BGFA. If these strategies indicate particular securities should be purchased or sold, at the same time, by a Master Portfolio and one or more of these investment companies or accounts, available investments or opportunities for sales are allocated equitably to each by the investment advice. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by a Master Portfolio or the price paid or received by such Master Portfolio.

  The Master Portfolios may enter into futures transactions which involves risk. The futures contracts and options on futures contracts that the Master Portfolios may purchase may be considered derivatives. Certain of the floating- and variable-rate instruments that each Master Portfolio may purchase may also be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. Each Master Portfolio may use some derivatives as part of its short-term liquidity holdings and/or as substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. Master Portfolio may not use derivatives to create leverage without establishing adequate "cover" in compliance with SEC leverage rules.

Year 2000 -- Many computer software systems in use today cannot distinguish the Year 2000 from the Year 1900. Most of the services provided to the Master Portfolios depend on the smooth functioning of computer systems. Any failure to adapt these systems in time could hamper a Master Portfolio's operations and services. The Master Portfolios' principal service providers have advised the Master Portfolios that they are working on necessary changes to their systems and that they expect their systems to be adapted in time. There can, of course, be no assurance of success. In addition, because the Year 2000 issue affects virtually all organizations, the companies or entities in which the Master Portfolios invest also could be adversely impacted by the Year 2000 issue. The extent of such impact cannot be predicted.

ITEM 5.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER -- BGFA serves as investment adviser to each Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 1998 BGFA and its affiliates provided investment advisory services for over approximately $615 billion of assets under management.

  BGFA provides each Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of each Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of each Master Portfolio.

  BGFA is entitled to receive monthly fees at the annual rate of 0.35% and 0.30% of the average daily net assets of the Asset Allocation Master Portfolio and U.S. Treasury Allocation Master Portfolio, respectively, as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of a Master Portfolio and, accordingly, have a favorable impact on its performance. For the year ended February 28, 1999, BGFA received amounts equal to 0.35% and 0.30% of the average daily net assets of the Asset Allocation and U.S. Treasury Allocation Master Portfolios, respectively, as compensation for its advisory services.

  Purchase and sale orders of the securities held by a Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for a

Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably.

  BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolios may invest. BGFA has informed MIP that in making its investment decisions it does not obtain or use material inside information in its possession.

  Morrison & Foerster LLP, counsel to MIP and special counsel to BGFA, has advised MIP and BGFA that BGFA and its affiliates may perform the services contemplated by the BGFA Advisory Contracts and this Part A without violation of the Glass-Steagall Act. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes, including the Glass-Steagall Act, and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in such statutes, regulations and judicial or administrative decisions or interpretations, could prevent such entities from continuing to perform, in whole or in part, such services. If any such entity were prohibited from performing any such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

ITEM 7.  SHAREHOLDER INFORMATION.

PRICING OF INTERESTS

  Interests in the Master Portfolios are sold on a continuous basis at the net asset value per unit of beneficial interest ("NAV") next determined after an order in proper form is received by the Transfer Agent. NAV for each Master Portfolio is determined as of the close of trading of the New York Stock Exchange (currently 1:00 p.m., Pacific Standard Time), on each day the New York Stock Exchange is open for business (a "Business Day"). NAV is computed by dividing the value of the Master Portfolio's net assets (i.e., the value of its assets less liabilities) by the total number of interests of such Master Portfolio outstanding. Each Master Portfolio's investments are valued each Business Day generally by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing each Master Portfolio's investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

PURCHASE OF INTERESTS

  Beneficial interests in a Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act of 1933, as amended.

REDEMPTION OR REPURCHASE

  An investor in MIP may withdraw all or any portion of its investment on any Business Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Transfer Agent. When a request is received in proper form, MIP will redeem the shares at the next determined net asset value.

  Each Master Portfolio will make payment for all shares redeemed within three days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. Investments in a Master Portfolio may not be transferred.

  The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DIVIDENDS AND DISTRIBUTIONS

  The net investment income of a Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 1:00 p.m. (Pacific time) with respect to each Master Portfolio. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 1:00 p.m. (Pacific time) on the previous business day with respect to each Master Portfolio. All the net investment income of a Master Portfolio so determined is allocated pro rata among the investors in such Master Portfolio at the time of such determination.

  Dividends and capital gain distributions, if any, paid by a Master Portfolio will be reinvested in the investor's interest in such Master Portfolio at net asset value and credited to the investor's account on the payment date.

TAXES

  Based upon the anticipated classification of each Master Portfolio for federal income tax purposes, MIP believes that each Master Portfolio will qualify as a partnership for such purposes. MIP therefore believes that each Master Portfolio will not be subject to any federal income tax on its income and net capital gains (if any). However, each investor in a Master Portfolio will be taxable on its distributive share of such Master Portfolio's taxable income in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

  It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in such Master Portfolio may satisfy the requirements of Subchapter M of the Code by investing substantially all of its assets in such Master Portfolio.

  Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

     MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and itself was unable to meet its obligations.

  The Board of Trustees has authorized several series of which twelve are active. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

     The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

MASTER/FEEDER STRUCTURE

  The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund which invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 9.  FINANCIAL HIGHLIGHTS.

  The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

                          MASTER INVESTMENT PORTFOLIO
                            INDEX MASTER PORTFOLIOS

                        S&P 500 INDEX MASTER PORTFOLIO
                          BOND INDEX MASTER PORTFOLIO

                                    PART A

                                 July 1, 1999

Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 4.   INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering two diversified portfolios - the S&P 500 Index and Bond Index Master Portfolios (each, a "Master Portfolio" and collectively, the "Master Portfolios"). Each Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of one Master Portfolio is not deemed to be an interestholder of the other Master Portfolio. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by Master Portfolio. MIP currently offers ten other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in a Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold shares of beneficial interest of a Master Portfolio may be referred to herein as "feeder funds."

INVESTMENT OBJECTIVES

          .    The S&P 500 Index Master Portfolio/1/ seeks to provide investment results that correspond to the total return performance of publicly traded common stocks in the aggregate, as represented by the Standard & Poor's 500 Stock Index.

          .    The Bond Index Master Portfolio seeks to provide investment results that correspond to the total return performance of fixed-income securities in the aggregate, as represented by the Lehman Brothers Government/Corporate Bond Index.

     The investment objective of each Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio's outstanding voting securities. The differences in objectives and policies among each Master Portfolio determines the types of portfolio securities in which each Master Portfolio invests and can be expected to affect the degree of risk to which each

_____________________

/1/ S&P does not sponsor the Master Portfolio, nor is it affiliated in any way with BGFA or the Master Portfolio. "Standard & Poor's(R),"S&P(R),"S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of McGraw-Hill, Inc. The Master Portfolio is not sponsored, endorsed, sold, or promoted by S&P and S&P makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

Master Portfolio is subject and the performance of each Master Portfolio. There can be no assurance that the investment objective of each Master Portfolio will be achieved.

INVESTMENT POLICIES

          .    The S&P 500 Index Master Portfolio seeks to replicate the total return performance of the S&P 500 Index, which is composed of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The weightings of stocks in the S&P 500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The percentage of the S&P 500 Index Master Portfolio's assets invested in a given stock is approximately the same as the percentage such stock represents in the S&P 500 Index.

          .    The Bond Index Master Portfolio seeks to replicate the total return performance of the Lehman Brothers Government/Corporate Bond Index, which is composed of approximately 5,000 fixed-income securities, including U.S. Government securities and investment grade corporate bonds, each with an outstanding market value of at least $25 million and remaining maturity of greater than one year. The Bond Index Master Portfolio invests in a sample of these securities. It invests at least 65% of its total assets in bonds and debentures. Securities are selected for investment by the Bond Index Master Portfolio in accordance with their relative proportion of the Lehman Brothers Government/Corporate Bond Index as well as based on credit quality, issuer sector, maturity structure, coupon rates and callability, among other factors, as described below.

     No attempt is made to manage the portfolio of each Master Portfolio using economic, financial and market analysis. Each Master Portfolio is managed by determining which securities are to be purchased or sold to replicate, to the extent feasible, the investment characteristics of its respective benchmark Index. Under normal market conditions, at least 90% of the value of each Master Portfolio's total assets is invested in securities comprising such Master Portfolio's Index. Each Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of such Master Portfolio's benchmark Index. Notwithstanding the factors described below, perfect (100%) correlation would be achieved if the total return of a Master Portfolio's net assets increased or decreased exactly as the total return of such Master Portfolio's benchmark Index increased or decreased. A Master Portfolio's ability to match its investment performance to the investment performance of its respective benchmark Index may be affected by, among other things, the Master Portfolio's expenses, the amount of cash and cash equivalents held by the Master Portfolio, the manner in which the total return of the Master Portfolio's benchmark Index is calculated; the size of the Master Portfolio's investment portfolio; and the timing, frequency and size of shareholder purchases and redemptions. Each Master Portfolio uses cash flows from shareholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its portfolio to the securities comprising such Master Portfolio's benchmark Index. Barclays Global Fund Advisors ("BGFA") regularly monitors each Master Portfolio's correlation to its respective benchmark Index and adjusts the portfolio of each Master Portfolio to the extent necessary to achieve a correlation of at least 95% with its respective Index. Inclusion of a security in an Index in no way implies an opinion by the sponsor of the Index as to its attractiveness as an investment. The Master Portfolios are not sponsored, endorsed, sold or promoted by the sponsor of their respective Indices.

     The sampling techniques utilized by each Master Portfolio are expected to be an effective means of substantially duplicating the investment performance of their respective Indices. However, no Master Portfolio is expected to track its benchmark Index with the same degree of accuracy that complete replication of such Index would have provided. Over time, the portfolio composition of each Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of its respective Index.

     In seeking to replicate the performance of its respective Index, each Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. Each Master Portfolio attempts to be fully invested at all times in securities comprising such Master Portfolio's Index and in futures and options. Each Master Portfolio may invest up to 10% of its assets in high-quality money market instruments to provide liquidity.

RISK CONSIDERATIONS

General -- The net asset value per interest of each Master Portfolio is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities -- The stock investments of the S&P 500 Index Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Throughout the first six months of 1999, the stock market, as measured by the S&P 500 Index and other commonly used indices, was trading at or close to record levels. There can be no guarantee that these performance levels will continue.

Debt Securities -- The debt instruments in which the Bond Index Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolio invests may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolio invests. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. Although some of the Master Portfolio's portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities, upon which the Master Portfolio's daily net asset value is based, will fluctuate. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so.

Foreign Securities -- The Master Portfolios may invest in the securities of foreign issuers. Investing in the securities of issuers in any foreign country, including American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs") and similar securities, involves special risks and considerations not typically associated with investing in U.S. companies. These include difference in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. A Master Portfolio's performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

Other Investment Considerations -- Because the Master Portfolios may shift investment allocations significantly from time to time, their performance may differ from funds which invest in one asset class or from funds with a stable mix of assets. Further, shifts among asset classes may result in relatively high turnover and transaction (i.e., brokerage commission) costs. Portfolio turnover also can generate short-term capital gains tax consequences. During those periods in which a higher percentage of a Master Portfolio's assets are invested in long-term bonds, the Master Portfolio's exposure to interest-rate risk will be greater because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities.

     The Bond Index Master Portfolio may enter into futures transactions, which involves risk. The futures contracts and options on futures contracts that this Master Portfolio may purchase may be considered derivatives. Certain of the floating- and variable-rate instruments that this Master Portfolio may purchase also may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Bond Index Master Portfolio may use some derivatives as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. The Bond Index Master Portfolio may not use derivatives to create leverage without establishing adequate "cover" in compliance with SEC leverage rules.

     Asset allocation and modeling strategies are employed by BGFA for other investment companies and accounts advised or sub-advised by BGFA. If these strategies indicate particular securities should be purchased or sold, at the same time, by a Master Portfolio and one or more of these investment companies or accounts, available investments or opportunities for sales will be allocated equitably to each by BGFA. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by a Master Portfolio or the price paid or received by such Master Portfolio.

Year 2000 -- Many computer software systems in use today cannot distinguish the Year 2000 from the Year 1900. Most of the services provided to the Master Portfolios depend on the smooth functioning of computer systems. Any failure to adapt these systems in time could hamper a Master Portfolio's operations and services. The Master Portfolio's principal service providers have advised the Master Portfolios that they are working on necessary changes to their systems and that they expect their systems to be adapted in time. There can, of course, be no assurance of success. In addition, because the Year 2000 issue affects virtually all organizations, the companies or entities in which the Master Portfolios invest also could be adversely impacted by the Year 2000 issue. The extent of such impact cannot be predicted.

ITEM 5.   MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6.   MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER -- BGFA serves as investment adviser to each Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 1998, BGFA and its affiliates provided investment advisory services for approximately $615 billion of assets under management.

     BGFA provides each Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of each Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of each Master Portfolio.

     BGFA is entitled to receive monthly fees at the annual rate of 0.08% and 0.05% of the average daily net assets of the Bond Index Master Portfolio and S&P 500 Index Master Portfolio, respectively, as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of a Master Portfolio and, accordingly, have a favorable impact on its performance. For the year ended February 28, 1999, BGFA received amounts equal to 0.05% and 0.08% of the average daily net assets of the S&P 500 Index and Bond Index Master Portfolios, respectively, as compensation for its advisory services.

     Purchase and sale orders of the securities held by a Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably.

     BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolios may invest. BGFA has informed MIP that in making its investment decisions it does not obtain or use material inside information in its possession.

     Morrison & Foerster LLP, counsel to MIP and special counsel to BGFA, has advised MIP and BGFA that BGFA and its affiliates may perform the services contemplated by the BGFA Advisory Contracts and this Part A without violation of the Glass-Steagall Act. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes, including the Glass-Steagall Act, and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in such statutes, regulations and judicial or administrative decisions or interpretations, could prevent such entities from continuing to perform, in whole or in part, such services. If any such entity were prohibited from performing any such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

ITEM 7.   SHAREHOLDER INFORMATION.

PRICING OF INTERESTS

     Interests in the Master Portfolio are sold on a continuous basis at the net asset value per unit of beneficial interest ("NAV") next determined after an order in proper form is received by the Transfer Agent. NAV for each Master Portfolio is determined as of the close of trading of the New York Stock Exchange (currently 1:00 p.m., Pacific Standard Time), on each day the New York Stock Exchange is open for business (a "Business Day"). NAV is computed by dividing the value of the Master Portfolio's net assets (i.e., the value of its assets less liabilities) by the total number of interests of such Master Portfolio outstanding. Each Master Portfolio's investments are valued each Business Day generally by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing each Master Portfolio's investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

PURCHASE OF INTERESTS

     Beneficial interests in a Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act of 1933, as amended.

REDEMPTION AND REPURCHASE

     An investor in MIP may withdraw all or any portion of its investment on any Business Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Transfer Agent. When a request is received in proper form, MIP will redeem the shares at the next determined net asset value.

     Each Master Portfolio will make payment for all shares redeemed within three days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. Investments in a Master Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DIVIDENDS AND DISTRIBUTIONS

     The net investment income of a Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 1:00 p.m. (Pacific time) with respect to each Master Portfolio. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 1:00 p.m. (Pacific time) on the previous business day with respect to each Master Portfolio. All of the net investment income of a Master Portfolio so determined is allocated pro rata among the investors in such Master Portfolio at the time of such determination.

     Dividends and capital gain distributions, if any, paid by a Master Portfolio will be reinvested in the investor's interest in such Master Portfolio at net asset value and credited to the investor's account on the payment date.


TAXES

     Based upon the anticipated classification of each Master Portfolio for federal income tax purposes, MIP believes that each Master Portfolio will qualify as a partnership for such purposes. MIP therefore believes that each Master Portfolio will not be subject to any federal income tax on its income and net capital gains (if any). However, each investor in a Master Portfolio will be taxable on its distributive share of such Master Portfolio's taxable income in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in such Master Portfolio may satisfy the requirements of Subchapter M of the Code by investing substantially all of its assets in such Master Portfolio.

     Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8.   DISTRIBUTION ARRANGEMENTS.

     MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP.
However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and itself was unable to meet its obligations.

     The Board of Trustees has authorized several series of which twelve are active. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

     The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

MASTER/FEEDER STRUCTURE

The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund which invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 9.   FINANCIAL HIGHLIGHTS.

     The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

                          MASTER INVESTMENT PORTFOLIO

                        LIFEPATH 2000 MASTER PORTFOLIO
                        LIFEPATH 2010 MASTER PORTFOLIO
                        LIFEPATH 2020 MASTER PORTFOLIO
                        LIFEPATH 2030 MASTER PORTFOLIO
                        LIFEPATH 2040 MASTER PORTFOLIO

                                    PART A

                                 July 1, 1999

Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL STRATEGIES AND RELATED RISKS.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering five asset allocation portfolios-- the LifePath 2000, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios (each, a "Master Portfolio" or "LifePath Master Portfolio", and collectively, the "Master Portfolios" or "LifePath Master Portfolios"). Each LifePath Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of one LifePath Master Portfolio is not deemed to be an interestholder of any other LifePath Master Portfolio. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by Master Portfolio. MIP currently offers seven other series pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in a Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold shares of beneficial interest of a Master Portfolio may be referred to herein as "feeder funds."

INVESTMENT OBJECTIVES. Each Master Portfolio seeks to provide long-term investors in a feeder fund with an asset allocation strategy designed to maximize assets for retirement or for other purposes consistent with the quantitatively measured risk such investors, on average, may be willing to accept given their investment time horizons. Specifically:

  . LifePath 2000 Master Portfolio is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2000.

  . LifePath 2010 Master Portfolio is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2010.

  . LifePath 2020 Master Portfolio is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2020.

  . LifePath 2030 Master Portfolio is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2030.

  . LifePath 2040 Master Portfolio is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2040.

     Each LifePath Master Portfolio's investment objective cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio's outstanding voting securities. The differences in objectives and policies among the Master Portfolios determine the types of portfolio securities in which each Master Portfolio invests and can be expected to affect the degree of risk to which each Master Portfolio is subject and the performance of each Master Portfolio. There can be no assurance that the investment objective of each Master Portfolio will be achieved.

INTRODUCTION. The LifePath 2000, LifePath 2010, LifePath 2020, LifePath 2030, and LifePath 2040 Master Portfolios follow an asset allocation strategy among three broad investment classes: equity and debt securities of issuers located throughout the world and cash in the form of money market instruments. Each LifePath Master Portfolio differs in the weighting assigned to each such investment class, with the later-dated LifePath Master Portfolio generally bearing more risk than the earlier-dated LifePath Master Portfolio, with the expectation of greater total return. Thus, the investment class weightings of the LifePath 2040 Master Portfolio initially might be 100%, 0% and 0% among equity securities, debt securities and cash, respectively, while the weightings of the LifePath 2000 Master Portfolio initially might be 25%, 50% and 25%, respectively. These weightings will change periodically. The difference in the investment class weightings is based on the statistically determined risk that investors, on average, may be willing to accept given their investment time horizons in an effort to maximize assets in anticipation of retirement or for other purposes. As each LifePath Master Portfolio approaches its designated time horizon, it generally is managed more conservatively, on the premise that individuals investing for retirement desire to reduce investment risk in their retirement accounts as they age.

     The LifePath 2000 Master Portfolio will not terminate when it reaches its target date on the first day of the year 2000. Instead, it will enter its "retirement phase" during which it will seek to maximize assets consistent with the risk that an average investor in retirement may be willing to accept. The LifePath 2000 Master Portfolio will continue to follow an asset allocation strategy among three broad investment classes: equity and debt securities of domestic and foreign issuers and cash in the form of money market instruments. However, unlike the remaining Master Portfolios with target dates, during its retirement phase a Master Portfolio will no longer reduce its investment risk through time. Instead, a retirement phase Master Portfolio is expected to have a long-term average mix of approximately 20% equity securities, with the remainder in debt securities and some cash. In the same manner as all LifePath Master Portfolios, a Master Portfolio in its retirement phase will continue to employ a tactical asset allocation component, which will alter the investment mix to account for changing expected risks and opportunities. When other Master Portfolios reach their target dates, it is expected that they will be combined with the retirement phase Master Portfolio under the same investment strategy.

     To manage the LifePath Master Portfolios, Barclays Global Fund Advisors ("BGFA") employs a proprietary investment model (the "Model"), that analyzes extensive financial and economic data, including risk, correlation and expected return statistics, to recommend the portfolio allocation among the investment classes described below. At its simplest, for each point in time, the Model recommends a portfolio allocation designed to maximize total return for each LifePath Master Portfolio based on each such LifePath Master Portfolio's evolving risk profile. As a result, while each LifePath Master Portfolio invests in substantially the same securities within an investment class, the amount of each LifePath Master Portfolio's aggregate assets invested in a particular investment class, and thus in particular securities, differs, but the relative percentage that a particular security comprises within an investment class ordinarily remains substantially the same. As of December 31, 1998, the asset allocations in the LifePath Master Portfolios were approximately as follows:

                             LifePath 2000       LifePath 2010       LifePath 2020       LifePath 2030        LifePath 2040
                            Master Portfolio    Master Portfolio    Master Portfolio    Master Portfolio    Master Portfolio
                           ------------------  ------------------  ------------------  ------------------  -------------------
Equity Securities
  Domestic                        16%                 36%                53%                 64%                  77%
  International                    6%                 10%                14%                 18%                  20%
Bonds                             52%                 43%                27%                 15%                   2%
Money Market Instruments          26%                 11%                 6%                  3%                   1%

     The relative weightings for each LifePath Master Portfolio of the various investment classes are expected to change over time, with the LifePath 2040 Master Portfolio adopting in the 2030s characteristics similar to the LifePath 2000 Master Portfolio today. BGFA may in the future refine the Model, or the financial and economic data analyzed by the Model, in ways that could result in changes to recommended allocations.

PRINCIPAL STRATEGIES.

     The LifePath Model contains both "strategic" and "tactical" components, with the strategic component weighted more heavily than the tactical component. The strategic component of the Model evaluates the risk that investors, on average, may be willing to accept given their investment time horizons. The strategic component thus determines the changing investment risk level of each LifePath Master Portfolio as time passes. The tactical component of the Model, on the other hand, addresses short-term market conditions. The tactical component thus adjusts the amount of investment risk taken by each LifePath Master Portfolio without regard to time horizon, but rather in consideration of the relative risk-adjusted short-term attractiveness of various asset classes.

     Through the strategic and tactical components the asset allocation strategy contemplates shifts, that may be frequent, among a wide range of U.S. and foreign investments and market sectors. Each LifePath Master Portfolio may invest up to approximately 20% of the value of its total assets in foreign securities that are not publicly traded in the United States. Rather than choosing specific securities, BGFA selects indices representing segments of the global equity and debt markets and invests to create market exposure to these market segments by purchasing representative samples of securities comprising the indices in an attempt to replicate their performance. From time to time, other indices may be selected in addition to, or as a substitute for, any of the indices listed herein and market exposure may be broadened. Investors will be notified of any such change.

     The Model has broad latitude to allocate the Master Portfolios' investments among equity securities, debt securities and money market instruments. The LifePath Master Portfolios are not managed as balanced portfolios and are not required to maintain a portion of their investments in each of the permitted investment categories at all times. Until a LifePath Master Portfolio attains an asset level of approximately $100 to $150 million, the Model will allocate assets across fewer of the investment categories identified below than it otherwise would. As a Master Portfolio approaches this minimum asset level, the Model will add investment categories from among those identified below, thereby approaching the desired investment mix over time. The portfolio of investments of each Master Portfolio is compared from time to time to the Model's recommended allocation. Recommended reallocations are implemented subject to BGFA's assessment of current economic conditions and investment opportunities. BGFA may change from time to time the criteria and methods it uses to implement the recommendations of the Model. Recommended reallocations are implemented in accordance with trading policies designed to take advantage of market opportunities and reduce transaction costs. The asset allocation mix selected by the Model is a primary determinant in the respective LifePath Master Portfolio's investment performance.

     BGFA manages other portfolios that also invest in accordance with the Model. The performance of each of those other portfolios is likely to vary among themselves and from the performance of each LifePath Master Portfolio. Such variation in performance is primarily due to different equilibrium asset mix assumptions used for the various portfolios, timing differences in the implementation of the Model's recommendations and differences in expenses and liquidity requirements. The overall management of each Master Portfolio is based on the recommendation of the Model, and no person is primarily responsible for recommending the mix of asset classes in each Master Portfolio or the mix of securities within the asset classes. Decisions relating to the Model are made by BGFA's investment committee.

Equity Securities -- The LifePath Master Portfolios seek U.S. equity market exposure through investment in securities representative of the following indices of common stock:

     . The S&P/BARRA Value Stock Index (consisting of primarily large-capitalization U.S. stocks with lower-than-average price/book ratios).

     . The S&P/BARRA Growth Stock Index (consisting of primarily large-capitalization U.S. stocks with higher-than-average price/book ratios).

     . The Intermediate Capitalization Value Stock Index (consisting of primarily medium-capitalization U.S. stocks with lower-than-average price/book ratios).

     . The Intermediate Capitalization Growth Stock Index (consisting of primarily medium-capitalization U.S. stocks with higher-than-average price/book ratios).

     . The Intermediate Capitalization Utility Stock Index (consisting of primarily medium-capitalization U.S. utility stocks).

     . The Micro Capitalization Market Index (consisting of primarily small-capitalization U.S. stocks).

     . The Small Capitalization Value Stock Index (consisting of primarily small-capitalization U.S. stocks with lower-than-average price/book ratios).

     . The Small Capitalization Growth Stock Index (consisting of primarily small-capitalization U.S. stocks with higher-than-average price/book ratios).

          The LifePath Master Portfolios seek foreign equity market exposure through investment in foreign equity securities, American Depositary Receipts or European Depositary Receipts of issuers whose securities are representative of the following indices of foreign equity securities:

     . The Morgan Stanley Capital International (MSCI) Japan Index (consisting of primarily large-capitalization Japanese stocks).

     .    The Morgan Stanley Capital International Europe, Australia, Far
          East Index (MSCI EAFE) Ex-Japan Index (consisting of primarily large-capitalization foreign stocks, excluding Japanese stocks).

          The LifePath Master Portfolios also may seek U.S. and foreign equity market exposure through investment in equity securities of U.S. and foreign issuers that are not included in the indices listed above.

Debt Securities -- The LifePath Master Portfolios seek U.S. debt market exposure through investment in securities representative of the following indices of U.S. debt securities:

     . The Lehman Brothers Long-Term Government Bond Index (consisting of all U.S. Government bonds with maturities of at least ten years).

     . The Lehman Brothers Intermediate-Term Government Bond Index (consisting of all U.S. Government bonds with maturities of less than ten years and greater than one year).

     . The Lehman Brothers Long-Term Corporate Bond Index (consisting of all U.S. investment grade corporate bonds with maturities of at least ten years).

     . The Lehman Brothers Intermediate-Term Corporate Bond Index (consisting of all U.S. investment-grade corporate bonds with maturities of less than ten years and greater than one year).

     . The Lehman Brothers Mortgage-Backed Securities Index (consisting of all fixed-coupon mortgage pass-throughs (issued by the Federal National Mortgage Association, Government National Mortgage Association and Federal Home Loan Mortgage Corporation with maturities greater than one year).

          The LifePath Master Portfolios seek foreign debt market exposure through investment in securities representative of the following index of foreign debt securities:

     . The Salomon Brothers Non-U.S. World Government Bond Index (consisting of foreign government bonds with maturities of greater than one year).

          Each U.S. and foreign debt security is expected to be part of an issuance with a minimum outstanding amount at the time of purchase of approximately $50 million and $100 million, respectively. Each security in which a LifePath Master Portfolio invests must be rated at least Baa by Moody's Investors Service, Inc. ("Moody's"), or BBB by Standard & Poor's Corporation ("S&P"), Fitch Investors Service, Inc. ("Fitch") or Duff & Phelps, Inc. ("Duff") or, if unrated, deemed to be of comparable quality by BGFA. See "Risk Considerations--Debt Securities" below, and "Appendix" in Part B.

Money Market Instruments -- The money market instrument portion of each LifePath Master Portfolio's investment portfolio generally is invested in high-quality money market instruments, including U.S. Government obligations, obligations of domestic and foreign banks, short-term corporate debt instruments and repurchase agreements. See Item 12, "Description of the Master Portfolios and Their Investments and Risks-- Portfolio Securities" in Part B.

RISK CONSIDERATIONS.

General -- The net asset value per interest of each LifePath Master Portfolio is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities -- The stock investments of the LifePath Master Portfolios are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Throughout the first six months of 1999, the stock market, as measured by the S&P 500 Index and other commonly used indices, was trading at or close to record levels. There can be no guarantee that these performance levels will continue.

Debt Securities -- The debt instruments in which the LifePath Master Portfolios invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolios invest may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolios invest. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. Although some of the Master Portfolios' portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities, upon which the Master Portfolios' daily net asset value is based, will fluctuate. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so.

Foreign Securities -- The LifePath Master Portfolios may invest in debt obligations and equity securities of foreign issuers and may invest in American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") of such issuers. Investing in the securities of issuers in any foreign country, ADRs and EDRs, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including withholding taxes.
Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. A Master Portfolio's performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

Other Investment Considerations -- Because the Master Portfolios may shift investment allocations significantly from time to time, their performance may differ from funds which invest in one asset class or from funds with a stable mix of assets. Further, shifts among asset classes may result in relatively high turnover and transaction (i.e., brokerage commission) costs. Portfolio turnover also can generate short-term capital gains tax consequences. During those periods in which a high percentage of a Master Portfolio's assets are invested in long-term bonds, the Master Portfolio's exposure to interest rate risk will be greater because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities.

          Each LifePath Master Portfolio also may lend its portfolio securities and enter into futures transactions, each of which involves risk. The futures contracts and options on futures contracts that each Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. Each Master Portfolio may use some derivatives as part of its short-term liquidity holdings and/or as substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

          Asset allocation and modeling strategies are employed by BGFA for other investment companies and accounts advised or sub-advised by BGFA. If these strategies indicate particular securities should be purchased or sold, at the same time, by a LifePath Master Portfolio and one or more of these investment companies or accounts, available investments or opportunities for sales are allocated equitably to each by BGFA. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by a LifePath Master Portfolio or the price paid or received by such LifePath Master Portfolio.

          Under normal market conditions, the portfolio turnover rate for each LifePath Master Portfolio is not expected to exceed 100%. A portfolio turnover rate of 100% would occur, for example, if all of a LifePath Master Portfolio's securities were replaced within one year. Higher portfolio turnover rates are likely to result in comparatively greater brokerage commissions. In addition, short-term gains realized from portfolio transactions are taxable to interestholders as ordinary income. Portfolio turnover is not a limiting factor for the investment adviser in making investment decisions.

Year 2000 -- Many computer software systems in use today cannot distinguish the Year 2000 from the Year 1900. Most of the services provided to the Master Portfolios depend on the smooth functioning of computer systems. Any failure to adapt these systems in time could hamper a Master Portfolio's operations and services.

The Master Portfolios' principal service providers have advised the Master Portfolios that they are working on necessary changes to their systems and that they expect their systems to be adapted in time. There can, of course, be no assurance of success. In addition, because the Year 2000 issue affects virtually all organizations, the companies or entities in which the Master Portfolios invest also could be adversely impacted by the Year 2000 issue. The extent of such impact cannot be predicted.


ITEM 5.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

     The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER -- BGFA serves as investment adviser to each LifePath Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 1998, BGFA and its affiliates provided investment advisory services for approximately $615 billion of assets under management.

     BGFA provides each LifePath Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of each Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of each LifePath Master Portfolio.

     BGFA is entitled to receive monthly fees at the annual rate of 0.55% of the average daily net assets of each LifePath Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of a Master Portfolio and, accordingly, have a favorable impact on its performance. For the year ended February 28, 1999, BGFA received amounts equal to 0.55% of the average daily net assets of each of the LifePath Master Portfolios as compensation for its advisory services.

     Purchase and sale orders of the securities held by a Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for a Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably.

     BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolios may invest. BGFA has informed MIP that in making its investment decisions it does not obtain or use material inside information in its possession.

     Morrison & Foerster LLP, counsel to MIP and special counsel to BGFA, has advised MIP and BGFA that BGFA and its affiliates may perform the services contemplated by the BGFA Advisory Contracts and this Part A without violation of the Glass-Steagall Act. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes, including the Glass-Steagall Act, and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in such statutes, regulations and judicial or administrative decisions or interpretations, could prevent such entities from continuing to perform, in whole or in part, such services. If any such entity were prohibited from performing any such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

ITEM 7.  SHAREHOLDER INFORMATION.

PRICING OF INTERESTS

     Shares of each Master Portfolio are sold on a continuous basis at the net asset value per unit of beneficial interest ("NAV") next determined after an order in proper form is received by the Transfer Agent. NAV for each LifePath Master Portfolio is determined as of the close of trading on the New York Stock Exchange ("NYSE") (currently 1:00 p.m., Pacific Standard Time) on each day the NYSE is open for business (a "Business Day"). Net asset value per share is computed by dividing the value of a Master Portfolio's net assets (i.e., the value of its assets less liabilities) by the total number of shares of such Master Portfolio outstanding. A Master Portfolio's investments are valued each Business Day generally by using available market quotations or at fair value determined in good faith by the investment adviser or sub-adviser pursuant to guidelines approved by MIP's Board of Trustees. For further information regarding the methods employed in valuing each Master Portfolio's investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

PURCHASE OF INTERESTS

     Beneficial interests in the Master Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolios may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


REDEMPTION OR REPURCHASE

     An investor in MIP may withdraw all or any portion of its investment on any Business Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Transfer Agent. When a request is received in proper form, MIP redeems the shares at the next determined net asset value.

     Each Master Portfolio makes payment for all shares redeemed within five days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. Investments in a Master Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DIVIDENDS AND DISTRIBUTIONS

     The net investment income of the Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 1:00 p.m. (Pacific time) with respect to each LifePath Master Portfolio. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 1:00 p.m. (Pacific time) on the previous business day with respect to the Master Portfolios. All of the net investment income of the Master Portfolios so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

     Dividends and capital gain distributions, if any, paid by the Master Portfolio will be reinvested in the investor's interest in the Master Portfolio at net asset value and credited to the investor's account on the payment date.

TAXES

     MIP believes that the Master Portfolio will qualify as a non-publicly traded partnership for federal income tax purposes. MIP therefore believes that the Master Portfolio will not be subject to any federal income tax on its income and net capital gains (if any). However, each investor in the Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have "passed through" to interestholders any interests, dividends, gains or losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in the Master Portfolio may satisfy the requirements of Subchapter M of the Code by investing substantially all of its assets in the Master Portfolio.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

     MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

     To date, the Board of Trustees has authorized the creation of twelve separate series. All consideration received by MIP for interests of one of the series and all assets in which such consideration is invested belong to that series (subject only to the rights of creditors of MIP) and is subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. MIP has the ability to create, from time to time, new series without interestholder approval.

     The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

RULE 12B-1 FEES

     MIP's Board of Trustees has adopted, on behalf of each Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan provides that if any portion of a Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of each Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a Master Portfolio such payment would be authorized pursuant to the Plan. These fees, if any, are paid out of the Master Portfolios' assets on an on-going basis. Over time, these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. The Master Portfolios currently do not pay any amounts pursuant to the Plan.

MASTER/FEEDER STRUCTURE

     The Master Portfolios are "master" funds in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in a Master Portfolio, but instead purchases shares in a corresponding "feeder" fund which invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolios. All other investors will invest in a Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolios.

ITEM 9.  FINANCIAL HIGHLIGHTS.

     The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

                          MASTER INVESTMENT PORTFOLIO

                         MONEY MARKET MASTER PORTFOLIO


                                    PART A

                                 July 1, 1999

Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering one diversified portfolio - the Money Market Master Portfolio (the "Master
Portfolio").   The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act") and for other purposes an interestholder of one master portfolio of MIP is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by master portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold shares of beneficial interest in the Master Portfolio may be referred to herein as "feeder funds."

INVESTMENT OBJECTIVE

     .    The Money Market Master Portfolio seeks to provide investors with a high level of income, while preserving capital and liquidity, by investing in high quality, short-term investments. These securities include obligations of the U.S. Government, its agencies and instrumentalities (including government-sponsored enterprises), certificates of deposit and U.S. Treasury bills, high-quality debt obligations, such as corporate debt, certain obligations of U.S. banks and certain repurchase agreements.

     The investment objective of the Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting securities. The investment objective and policies of the Master Portfolio determine the types of portfolio securities in which it invests and can be expected to affect the degree of risk to which the Master Portfolio is subject and the performance of the Master Portfolio. There can be no assurance that the Master Portfolio's investment objective will be achieved.

RISK CONSIDERATIONS

     The Master Portfolio's investments are expected to present minimal risks because of their relatively short maturities and the high credit quality (financial strength) of the issuers. The Master Portfolio seeks to maintain a portfolio of investments that will permit interestholders to maintain a net asset value of $1.00 per share; however, there is no assurance that this will be achieved.

     Pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), the Master Portfolio must comply with certain investment criteria designed to provide liquidity and reduce risk to allow the interestholders to maintain a stable net asset value of $1.00 per share. The Master Portfolio seeks to reduce risk by investing its assets in securities of various issuers. As such, the Master Portfolio is considered to be diversified for purposes of the 1940 Act.

     The Master Portfolio emphasizes safety of principal and high credit quality. In particular, the internal investment policies of the Master Portfolio's investment adviser, Barclays Global Fund Advisors ("BGFA"), have always prohibited the purchase by the Master Portfolio of many types of floating-rate instruments commonly referred to as derivatives that are considered to be potentially volatile. The Master Portfolio may only invest in floating-rate securities that bear interest at a rate that resets quarterly or more frequently, and that resets based on changes in standard money market rate indices such as U.S. Government Treasury bills, London Interbank Offered Rate, the prime rate, published commercial paper rates, federal funds rates, Public Securities Associates floaters or JJ Kenney index floaters.

     The Master Portfolio's dollar-weighted average portfolio maturity must not exceed 90 days. Any security that the Master Portfolio purchases must have a remaining maturity of not more than 397 days (13 months). In addition, any security that the Master Portfolio purchases must present minimal credit risks and be of "high quality." "High quality" means to be rated in the top two rating categories by the requisite NRSROs or, if unrated, determined to be of comparable quality to such rated securities by BGFA, as the Master Portfolio's
investment adviser, under guidelines adopted by MIP's Board of Trustees.    The
Master Portfolio may not achieve as high a level of current income as other mutual funds that do not limit their investment to the high credit quality instruments in which the Master Portfolio invests.

     The Master Portfolio may invest up to 10% of its assets in illiquid securities. Illiquid securities, which may include certain restricted securities, may be difficult to sell promptly at an acceptable price. Certain restricted securities may be subject to legal restrictions on resale. Delay or difficulty in selling securities may result in a loss or be costly to the Master Portfolio.

Year 2000 -- Many computer software systems in use today cannot distinguish the Year 2000 from the Year 1900. Most of the services provided to the Master Portfolio depend on the smooth functioning of computer systems. Any failure to adapt these systems in time could hamper the Master Portfolio's operations and services. The Master Portfolio's principal service providers have advised the Master Portfolio that they are working on necessary changes to their systems and that they expect their systems to be adapted in time. There can, of course, be no assurance of success. In addition, because the Year 2000 issue affects virtually all organizations, the companies or entities in which the Master Portfolio invests also could be adversely impacted by the Year 2000 issue. The extent of such impact cannot be predicted.

ITEM 5.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 1999, BGFA and its affiliates provided investment advisory services for approximately $615 billion of assets under management.

     BGFA provides the Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

     BGFA is entitled to receive monthly fees at the annual rate of 0.10% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

     Purchase and sale orders of the securities held by the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably.

     BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest. BGFA has informed MIP that in making its investment decisions it does not obtain or use material inside information in its possession.

     Morrison & Foerster LLP, counsel to MIP and special counsel to BGFA, has advised MIP and BGFA that BGFA and its affiliates may perform the services contemplated by the BGFA Advisory Contracts and this Part A without violation of the Glass-Steagall Act. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes, including the Glass-Steagall Act, and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in such statutes, regulations and judicial or administrative decisions or interpretations, could prevent such entities from continuing to perform, in whole or in part, such services. If any such entity were prohibited from performing any such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

ITEM 7.  SHAREHOLDER INFORMATION.

PRICING OF INTERESTS

     Interests in the Master Portfolios are sold on a continuous basis at the net asset value per unit of beneficial interest ("NAV") next determined after an order in proper form is received by the Transfer Agent. NAV for the Master Portfolio is determined as of the close of trading of the New York Stock Exchange (currently 1:00 p.m., Pacific Time), on each day the New York Stock Exchange is open for business (a "Business Day"). On any day the trading markets for both U.S. government securities and money market instruments close early, the NAV calculation time and the dividend, purchase and redemption cut-off times for the Fund may be earlier than 1:00 p.m. (Pacific time).

     NAV is computed by dividing the value of the Master Portfolio's net assets (i.e., the value of its assets less liabilities) by its total number of interests outstanding. All expenses are accrued daily and taken into account for the purpose of calculating NAV. The Master Portfolio uses the amortized cost method to value its portfolio securities. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, generally without regard to the impact of fluctuating interest rates on the market value of the security. MIP's Board of Trustees believes that this valuation method accurately reflects fair value.

PURCHASE OF INTERESTS

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act of 1933, as amended.

REDEMPTION OR REPURCHASE

     An investor in MIP may withdraw all or any portion of its investment on any Business Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Transfer Agent. When a request is received in proper form, MIP will redeem the shares at the next determined net asset value.

     The Master Portfolio will make payment for all shares redeemed within three days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. Investments in the Master Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DIVIDENDS AND DISTRIBUTIONS

     The net investment income of the Master Portfolio generally will be declared as a dividend daily and paid monthly to all investors of record as of 1:00 p.m. (Pacific time). Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 1:00 p.m. (Pacific time) on the previous business day. All of the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

     Dividends and capital gain distributions, if any, paid by the Master Portfolio will be reinvested in the investor's interest in the Master Portfolio at net asset value and credited to the investor's account on the payment date.

TAXES

     Based upon the anticipated classification of the Master Portfolio for federal income tax purposes, MIP believes that the Master Portfolio will qualify as a partnership for such purposes. MIP therefore believes that the Master Portfolio will not be subject to any federal income tax on its income and net capital gains (if any). However, each investor in the Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in the Master Portfolio may satisfy the requirements of Subchapter M of the Code by investing substantially all of its assets in the Master Portfolio.

     Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

     MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP.
However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and itself was unable to meet its obligations.

     The Board of Trustees has authorized several series of which twelve are active. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

     The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

MASTER/FEEDER STRUCTURE

     he Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund which invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.


ITEM 9.  FINANCIAL HIGHLIGHTS.

     The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

                          MASTER INVESTMENT PORTFOLIO

                      U.S. EQUITY INDEX MASTER PORTFOLIO

                                    PART A

                                 July 1, 1999


Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL STRATEGIES AND RELATED RISKS.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering one of its diversified portfolios - the U.S. Equity Index Master Portfolio (the "Master Portfolio"). The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act. Investment companies that hold shares of beneficial interest ("interests") in the Master Portfolio are sometimes referred to herein as "feeder funds."

INVESTMENT OBJECTIVE - Master Portfolio.

       . The U.S. Equity Index Master Portfolio seeks to match as closely as practicable, before fees and expenses, the performance of the Wilshire 5000 Equity Index (the "Wilshire 5000 Index")./1/ The Master Portfolio uses a "fund of funds" structure to track the Wilshire 5000 Index, which is comprised of the stocks in the Standard & Poor's 500 Stock Index ("S&P 500 Index"), except for a small number of foreign stocks that represent approximately 3% of the S&P 500 Index, and the stocks in the Wilshire 4500 Equity Index (the "Wilshire 4500 Index"). In this regard, the Master Portfolio seeks to achieve its objective by investing substantially all of its assets in two other portfolios of MIP -- the Extended Index Portfolio

________________
/1/ McGraw-Hill, Inc. ("McGraw-Hill") and Wilshire Associates, Inc. ("Wilshire Associates") do not sponsor any portfolios of MIP, nor are they affiliated in any way with BGFA or MIP. "Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of McGraw-Hill. "Wilshire 5000 Equity Index(R)" and "Wilshire 4500 Equity Index(R)" and related marks are trademarks of Wilshire Associates. None of the portfolios of MIP are sponsored, endorsed, sold, or promoted by these indices or their sponsors and neither the indices nor their sponsors make any representation or warranty, express or implied, regarding the advisability of investing in MIP portfolios.

          (which invests substantially all of its assets in a representative sample of stocks comprising the Wilshire 4500 Index) and the S&P 500 Index Portfolio (which invests substantially all of its assets in stocks comprising the S&P 500 Index) (together, the "Underlying Portfolios"). The Master Portfolio's assets will be invested in the Underlying Portfolios of MIP in proportions adjusted periodically to maintain the capitalization range of the Wilshire 5000 Index. The performance of the Master Portfolio will correspond directly to the performance of the Underlying Portfolios. The Fund may not track its index perfectly, as differences between the index and the Fund's Underlying Portfolios may cause differences in performance.

INVESTMENT OBJECTIVES - Underlying Portfolios.

       . The S&P 500 Index Portfolio seeks to provide investment results, before fees and expenses, that correspond to the total return performance of publicly traded common stocks in the aggregate, as represented by the Standard & Poor's 500 Stock Index.

       . The Extended Index Portfolio seeks to approximate, before fees and expenses, the capitalization range and performance of the Wilshire 4500 Index.

     The Master Portfolio's investment objective can be changed by MIP's Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio's investment objective will be achieved.

ABOUT THE INDICES

       . The Wilshire 5000 Index was created December 31, 1980. It measures the performance of all U.S. headquartered equity securities with readily available price data. Over 7,000 capitalization weighted security returns are used to adjust the index.

       . The Wilshire 4500 Index was created December 31, 1983. It is the Wilshire 5000 Index with most of the companies in the S&P 500 Index removed. Over 6,500 capitalization weighted security returns are used to adjust the index.

       . The S&P 500 Index was created March 5, 1957. It is composed of 500 selected common stocks, most of which are listed on the NYSE.

     The securities comprising the S&P 500 Index represent the stocks of primarily large-cap companies. The securities comprising the Wilshire 4500 Index represent the smaller- and medium-sized companies of the Wilshire 5000 Index. In order for the Master Portfolio to maintain a capitalization weighted representative sample of the Wilshire 5000 Index, it will invest in the Underlying Portfolios in proportion to the overall capitalization of their respective indices. Based on their relative overall capitalizations as of the date of this Part A, roughly two thirds of the Master Portfolio's portfolio will be invested in the S&P 500 Index Portfolio and the other third in the Extended Index Portfolio. Historically, the overall capitalization of the indices have varied, and as a result, the Master Portfolio's portfolio is also likely to vary.

INVESTMENT POLICIES - Master Portfolio.

       . The U.S. Equity Index Master Portfolio seeks to match the total return performance of the Wilshire 5000 Index, which is composed of over 7,000 selected common stocks traded on the New York Stock Exchange, American Stock Exchange and Nasdaq Stock Market. The weightings of stocks in the Wilshire 5000 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The percentage of the Master Portfolio's assets invested in the Underlying Portfolios is approximately the same as the percentage such Portfolios are invested in stocks represented in the Wilshire 5000 Index. Securities are selected for investment by the Underlying Portfolios as indicated below.

INVESTMENT POLICIES - Underlying Portfolios.

       . The Extended Index Portfolio seeks to match the total return performance of U.S. stocks, excluding the large-cap stocks included in the S&P 500 Index. The Fund defines these stocks as those comprising the Wilshire 4500 Index, which is composed of over 6,500 equity stocks of issuers headquartered in the United States. The Index is almost entirely comprised of common stocks listed on the New York Stock Exchange, American Stock Exchange or Nasdaq Stock Market. The weightings of stocks in the Wilshire 4500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The Extended Index Portfolio invests in a representative sample of these securities. Securities are selected for investment by the Extended Index Portfolio in accordance with their capitalization, industry sector and valuation, among other factors.

       . The S&P 500 Index Portfolio seeks to match the total return performance of the S&P 500 Index, which is composed of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The weightings of stocks in the S&P 500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The percentage of the S&P 500 Index Portfolio's assets invested in a given stock is approximately the same as the percentage such stock represents in the S&P 500 Index.

     Unlike the Extended Index Portfolio, which invests in a representative sample of the over 6,500 stocks represented by its benchmark, the Wilshire 4500 Index, the S&P 500 Index Portfolio invests in all 500 of the stocks represented by its benchmark, the S&P 500 Index.

     No attempt is made to manage the portfolio of the Master Portfolio using economic, financial or market analysis. The Master Portfolio is managed by determining which proportion of its assets will be invested in each Underlying Portfolio to match, to the extent feasible, the capitalization range and returns of the Wilshire 5000 Index. In turn, the Underlying Portfolios determine which securities are to be purchased or sold to match or sample their respective benchmarks. Under normal market conditions, at least 90% of the value of the Master Portfolio's total assets is invested, through the Underlying Portfolios, in securities comprising the Wilshire 5000 Index. The Master Portfolio's ability to match its investment performance to the investment performance of the Wilshire 5000 Index may be affected by, among other things, the Master Portfolio's and Underlying Portfolios' expenses, the amount of cash and cash equivalents held by the Master Portfolio and the Underlying Portfolios, the manner in which the total returns of the Wilshire 5000 Index, the Wilshire 4500 Index and the S&P 500 Index are calculated; the size of the Master Portfolio's investment portfolio; and the timing, frequency and size of shareholder purchases and redemptions.

     The Underlying Portfolios use cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of their portfolio to the securities comprising their respective benchmarks. In turn, the Master Portfolio uses cash flows from its interestholder purchase and redemption activity to periodically adjust its investment in the Underlying Portfolios to maintain, to the extent feasible, the similarity of its capitalization range and returns to those of the securities comprising the Wilshire 5000 Index. Barclays Global Fund Advisors ("BGFA") regularly monitors the Master Portfolio's correlation to the Wilshire 5000 Index and adjusts the Master Portfolio's investment in the Underlying Portfolios to the extent necessary. Inclusion of a security in an Index in no way implies an opinion by the sponsor of the Index as to its attractiveness as an investment.

     The sampling techniques utilized by the Master Portfolio and the Extended Index Portfolio are designed to allow said portfolios to substantially duplicate
the investment performance of their respective benchmarks.   However, the Master
Portfolio is not expected to track the Wilshire 5000 Index with the same degree of accuracy that complete replication of such Index would provide. In addition, at times, the portfolio composition of the Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of the Wilshire 5000 Index, primarily by adjusting the Master Portfolio's investment in the
Underlying Portfolios.   The S&P 500 Index seeks to replicate completely the
investments and capitalization range of the S&P 500 Index.

     The investment policies, strategies, techniques and restrictions employed by the Master Portfolio in pursuing its investment objective vis-a-vis the Wilshire 5000 Index are substantially similar to those employed by the Underlying Portfolios in pursuing their respective investment objectives vis-a-vis their respective benchmarks. Unless otherwise indicated, references to the investment policies, strategies, techniques and restrictions of the Master Portfolio also are references to the investment policies, strategies, techniques and restrictions of the Underlying Portfolios in which the Master Portfolio invests substantially all of its assets.

     In seeking to match the performance of the Wilshire 5000 Index, the Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio attempts to be fully invested at all times in securities comprising the Wilshire 5000 Index and in futures contracts and options on futures contracts, although the Master Portfolio may invest up to 10% of its assets in high-quality money market instruments to provide liquidity. The Master Portfolio also may invest up to 15% of the value of its net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days. See Item 12, "Description of the Master Portfolio and Its Investments and Risks," in Part B.

RISK CONSIDERATIONS.

General -- The value of the Master Portfolio's interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities -- The stock investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. In addition, many of the companies whose securities comprise the Wilshire 4500 Index are small- to medium-sized companies which, historically, have been more susceptible to market fluctuations than securities of larger capitalization companies such as those comprising the S&P 500 Index. As of the date of this registration statement, the U.S. stock market, as measured by the Wilshire 5000 Index and other commonly used indices, was trading at or close to record levels. There can be no assurance that these record levels will continue.

Debt Securities -- The debt instruments in which the Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of debt instruments may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of debt instruments. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of debt instruments. Although some debt instruments are guaranteed by the U.S. Government, its agencies or instrumentalities, such instruments are subject to interest rate risk and the market value of these instruments will fluctuate. No assurance can be given that the U.S. Government would provide financial support to the agencies or instrumentalities that issue or guarantee these instruments where it is not obligated to do so.

Other Investment Considerations -- The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolio intends to use futures contracts and options thereon as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

Year 2000 -- Many computer software systems in use today cannot distinguish the Year 2000 from the Year 1900. Most of the services provided to the Master Portfolio and the Underlying Portfolios depend on the smooth functioning of computer systems. Any failure to adapt these systems in time could hamper the operations and services of said portfolios. The principal service providers to said portfolios have advised that they are working on necessary changes to their systems and that they expect their systems to be adapted in time. There can, of course, be no assurance of success. In addition, because the Year 2000 issue affects virtually all organizations, the companies or entities in which said portfolios invest also could be adversely impacted by the Year 2000 issue. The extent of such impact cannot be predicted.

ITEM 5.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

     The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio and the Underlying Portfolios. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 1998, BGFA and its affiliates provided investment advisory services for approximately $615 billion of assets under management.

     BGFA provides the Master Portfolio and the Underlying Portfolios with investment guidance and policy direction in connection with the daily portfolio management of each, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of each such portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio and the Underlying Portfolios.

     BGFA is entitled to receive monthly fees at the annual rate of 0.01% of the average daily net assets of the Master Portfolio, 0.08% of the average daily net assets of the Extended Index Portfolio and 0.05% of the average daily net assets of the S&P 500 Index Portfolio as compensation for its advisory services. The Master Portfolio bears its pro rata share of the advisory fees of the Underlying Portfolios. Based on these fee levels and the expected allocation of assets between the two Underlying Portfolios, the advisory fees payable to BGFA by the Master Portfolio on a combined basis will be approximately 0.07% of the average daily net assets of the Master Portfolio. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

     Purchase and sale orders for portfolio securities of the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably.

     BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest. BGFA has informed MIP that in making its investment decisions it does not obtain or use material inside information in its possession.

     Morrison & Foerster LLP, counsel to MIP and special counsel to BGFA, has advised MIP and BGFA that BGFA and its affiliates may perform the services contemplated by the BGFA Advisory Contracts and this Part A without violation of the Glass-Steagall Act. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes, including the Glass-Steagall Act, and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in such statutes, regulations and judicial or administrative decisions or interpretations, could prevent such entities from continuing to perform, in whole or in part, such services. If any such entity were prohibited from performing any such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

ITEM 7.  SHAREHOLDER INFORMATION.

PRICING OF INTERESTS

     Interests in the Master Portfolio are sold at the net asset value per unit of beneficial interest ("NAV") next determined after an order in proper form is received by MIP. NAV for the Master Portfolio is determined as of the close of trading of the New York Stock Exchange (currently 1:00 p.m., Pacific Standard
Time), on each day the New York Stock Exchange is open for business (a "Business Day"). NAV is computed by dividing the value of the Master Portfolio's net assets (i.e., the value of its assets less liabilities) by the total number of interests in the Master Portfolio outstanding. The Master Portfolio's investments are valued each Business Day generally by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio's investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

PURCHASE OF INTERESTS

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended.

REDEMPTION OR REPURCHASE

     An investor in MIP may redeem all or any portion of its investment on any Business Day at the NAV next determined after a redemption request in proper form is furnished by the investor to MIP. When a request is received in proper form, MIP will redeem the interests at the next determined NAV.

     The Master Portfolio will make payment for all interests redeemed within three days after receipt by MIP of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. MIP reserves the right to pay redemption proceeds, in whole or in part, by distributing portfolio securities in lieu of cash if, in the opinion of management, it is advisable to do so. Interests in the Master Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DIVIDENDS AND DISTRIBUTIONS

     The net investment income of the Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 1:00 p.m. (Pacific time). Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 1:00 p.m. (Pacific time) on the previous business day with respect to the Master Portfolio. All of the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

     Dividends and capital gain distributions, if any, paid by the Master Portfolio will be reinvested in the investor's interest in the Master Portfolio at net asset value and credited to the investor's account on the payment date.

TAXES

     MIP believes that the Master Portfolio will qualify as a non-publicly traded partnership for federal income tax purposes. MIP therefore believes that the Master Portfolio will not be subject to any federal income tax on its income and net capital gains (if any). However, each investor in the Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have "passed through" to interest holders any interests, dividends, gains or losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in the Master Portfolio may satisfy the requirements of Subchapter M of the Code by investing substantially all of its assets in the Master Portfolio.

     Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8.  DISTRIBUTION ARRANGEMENTS

     MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

     To date, the Board of Trustees has authorized the creation of twelve separate series. All consideration received by MIP for interests of one of the series and all assets in which such consideration is invested belong to that series (subject only to the rights of creditors of MIP) and is subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. MIP has the ability to create, from time to time, new series without interestholder approval.

     The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

MASTER/FEEDER STRUCTURE

     The Master Portfolios are "master" funds in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in a Master Portfolio, but instead purchases shares in a corresponding "feeder" fund which invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolios. All other investors will invest in a Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolios.

ITEM 9.  FINANCIAL HIGHLIGHTS

     The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

                          MASTER INVESTMENT PORTFOLIO

                        EXTENDED INDEX MASTER PORTFOLIO

                                    PART A

                                 July 1, 1999


Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

ITEM 4.   INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering one of its diversified portfolios - the Extended Index Master Portfolio (the "Master Portfolio"). The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold shares of beneficial interest ("interests") in the Master Portfolio are sometimes referred to herein as "feeder funds."

INVESTMENT OBJECTIVE

          . The Extended Index Master Portfolio seeks to match as closely as practicable, before fees and expenses, the performance of the Wilshire 4500 Equity Index (the "Wilshire 4500 Index" or the "Index")./1/

     The Master Portfolio's investment objective can be changed by MIP's Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio's investment objective will be achieved.

_______________________

/1/ Wilshire Associates, Inc. ("Wilshire Associates") does not sponsor the Master Portfolio, nor is it affiliated in any way with BGFA or the Master Portfolio. "Wilshire 4500 Equity Index(R)," "Wilshire 4500 Index(R)," and "Wilshire 4500(R)," are trademarks of Wilshire Associates of Santa Monica, California. The Master Portfolio is not sponsored, endorsed, sold, or promoted by the Wilshire 4500 Index, and neither Wilshire Associates nor the Wilshire 4500 Index makes any representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

PRINCIPAL STRATEGIES

 .         The Extended Index Master Portfolio seeks to match the total return performance of U.S. stocks. The Fund defines these stocks as those comprising the Wilshire 4500 Index, which is composed of over 6,500 equity stocks of issuers headquartered in the United States. The Index is almost entirely comprised of common stocks listed on the New York Stock Exchange, American Stock Exchange or Nasdaq Stock Market. The weightings of stocks in the Wilshire 4500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The Master Portfolio invests in a representative sample of these securities. Securities are selected for investment by the Master Portfolio in accordance with their capitalization, industry sector and valuation, among other factors.

     No attempt is made to manage the portfolio of the Master Portfolio using economic, financial and market analysis. The Master Portfolio is managed by determining which securities are to be purchased or sold to match, to the extent feasible, the capitalization range and returns of the Wilshire 4500 Index.
Under normal market conditions, at least 90% of the value of the Master Portfolio's total assets is invested in securities comprising the Wilshire 4500 Index. The Master Portfolio's ability to match its investment performance to the investment performance of the Wilshire 4500 Index may be affected by, among other things: the Master Portfolio's expenses; the amount of cash and cash equivalents held by the Master Portfolio; the manner in which the total return of the Wilshire 4500 Index is calculated; the size of the Master Portfolio's investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. The Master Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its capitalization range and returns to those of the securities comprising the Wilshire 4500 Index. Barclays Global Fund Advisors ("BGFA") regularly monitors the Master Portfolio's correlation to the Wilshire 4500 Index and adjusts the Master Portfolio's portfolio to the extent necessary. Inclusion of a security in the Wilshire 4500 Index in no way implies an opinion by Wilshire Associates as to its attractiveness as an investment.

     The sampling techniques utilized by the Master Portfolio are designed to allow the Master Portfolio to substantially duplicate the investment performance of the Wilshire 4500 Index. However, the Master Portfolio is not expected to track the Wilshire 4500 Index with the same degree of accuracy that complete replication of such Index would provide. In addition , at times, the portfolio composition of the Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of the Wilshire 4500 Index.

     In seeking to match the performance of the Wilshire 4500 Index, the Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio attempts to be fully invested at all times in securities comprising the Wilshire 4500 Index and in futures contracts and options on futures contracts, although the Master Portfolio may invest up to 10% of its assets in high-quality money market instruments to provide liquidity. The Master Portfolio may invest up to 15% of the value of its net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days. See Item 12, "Description of the Master Portfolio and Its Investments and Risks," in Part B.

RISK CONSIDERATIONS

General -- The value of the Master Portfolio's interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities -- The stock investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. In addition, many of the companies whose securities comprise the Wilshire 4500

Index are small to medium size companies which, historically, have been more susceptible to market fluctuations than securities of larger capitalization companies. As of the date of this registration statement, the U.S. stock market, as measured by the Wilshire 4500 Index and other commonly used indices, was trading at or close to record levels. There can be no assurance that these record levels will continue.

Debt Securities -- The debt instruments in which the Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of debt instruments may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of debt instruments. The value of debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of debt instruments. Although some debt instruments are guaranteed by the U.S. Government, its agencies or instrumentalities, such instruments are subject to interest rate risk and the market value of these instruments will fluctuate. No assurance can be given that the U.S. Government would provide financial support to the agencies or instrumentalities that issue or guarantee these instruments where it is not obligated to do so.

Other Investment Considerations -- The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolio intends to use futures contracts and options as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

Year 2000 -- Many computer software systems in use today cannot distinguish the Year 2000 from the Year 1900. Most of the services provided to the Master Portfolio depend on the smooth functioning of computer systems. Any failure to adapt these systems in time could hamper the Master Portfolio's operations and services. The Master Portfolio's principal service providers have advised the Master Portfolio that they are working on necessary changes to their systems and that they expect their systems to be adapted in time. There can, of course, be no assurance of success. In addition, because the Year 2000 issue affects virtually all organizations, the companies or entities in which the Master Portfolio invests also could be adversely impacted by the Year 2000 issue. The extent of such impact cannot be predicted.

ITEM 5.   MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6.   MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 1999, BGFA and its affiliates provided investment advisory services for approximately $615 billion of assets under management.

     BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

     BGFA is entitled to receive monthly fees at the annual rate of 0.08% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

     Purchase and sale orders for portfolio securities of the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably.

     BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest. BGFA has informed MIP that in making its investment decisions it does not obtain or use material inside information in its possession.

     Morrison & Foerster LLP, counsel to MIP and special counsel to BGFA, has advised MIP and BGFA that BGFA and its affiliates may perform the services contemplated by the BGFA Advisory Contracts and this Part A without violation of the Glass-Steagall Act. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes, including the Glass-Steagall Act, and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in such statutes, regulations and judicial or administrative decisions or interpretations, could prevent such entities from continuing to perform, in whole or in part, such services. If any such entity were prohibited from performing any such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

ITEM 7.   SHAREHOLDER INFORMATION.

PRICING OF INTERESTS

     Interests in the Master Portfolio are sold at the net asset value per unit of beneficial interest ("NAV") next determined after an order in proper form is received by MIP. NAV for the Master Portfolio is determined as of the close of trading of the New York Stock Exchange (currently 1:00 p.m., Pacific Standard
Time), on each day the New York Stock Exchange is open for business (a "Business Day"). NAV is computed by dividing the value of the Master Portfolio's net assets (i.e., the value of its assets less liabilities) by the total number of interests in the Master Portfolio outstanding. The Master Portfolio's investments are valued each Business Day generally by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio's investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

PURCHASE OF INTERESTS

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended.

REDEMPTION OR REPURCHASE

     An investor in MIP may redeem all or any portion of its investment on any Business Day at the net asset value next determined after a redemption request in proper form is furnished by the investor to MIP. When a request is received in proper form, MIP will redeem the interests at the next determined net asset value.

     The Master Portfolio will make payment for all interests redeemed within three days after receipt by MIP of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. MIP reserves the right to pay redemption proceeds, in whole or in part, by distributing portfolio securities in lieu of cash if, in the opinion of management, it is advisable to do so. Interests in the Master Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DIVIDENDS AND DISTRIBUTIONS

     The net investment income of the Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 1:00 p.m. (Pacific time). Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 1:00 p.m. (Pacific time) on the previous business day with respect to the Master Portfolio. All of the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

     Dividends and capital gain distributions, if any, paid by the Master Portfolio will be reinvested in the investor's interest in the Master Portfolio at net asset value and credited to the investor's account on the payment date.

TAXES

     MIP believes that the Master Portfolio will qualify as a non-publicly traded partnership for federal income tax purposes. MIP therefore believes that the Master Portfolio will not be subject to any federal income tax on its income and net capital gains (if any). However, each investor in the Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have "passed through" to interestholders any interests, dividends, gains or losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in the Master Portfolio may satisfy the requirements of Subchapter M of the Code by investing substantially all of its assets in the Master Portfolio.

     Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8.   DISTRIBUTION ARRANGEMENTS.

     MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and itself was unable to meet its obligations.

     The Board of Trustees has authorized several series of which twelve are active. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

     The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

MASTER/FEEDER STRUCTURE

     The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund which invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

     ITEM 9.   FINANCIAL HIGHLIGHTS.

     The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

                          MASTER INVESTMENT PORTFOLIO
                          ALLOCATION MASTER PORTFOLIOS

                       ASSET ALLOCATION MASTER PORTFOLIO
                   U.S. TREASURY ALLOCATION MASTER PORTFOLIO

                  PART B - STATEMENT OF ADDITIONAL INFORMATION
                                  July 1, 1999

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

     Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated July 1, 1999. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-800-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
Trust History.....................................................................................      1
Description of the Master Portfolios and Their Investments and....................................      2
Management of the Trust...........................................................................      9
Control Persons and Principal Holders of Securities...............................................     10
Investment Advisory and Other Services............................................................     10
Brokerage Allocation and Other Practices..........................................................     12
Capital Stock and Other Securities................................................................     13
Purchase, Redemption and Pricing of Interests.....................................................     13
Taxation of the Trust.............................................................................     15
Underwriters......................................................................................     15
Calculations of Performance Data..................................................................     15
Financial Statements..............................................................................     15
Appendix..........................................................................................    A-1

ITEM 11.  TRUST HISTORY.

     MIP is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering two of its diversified portfolios - the Asset Allocation and U.S. Treasury Allocation Master Portfolios (each, a "Master Portfolio" and collectively, the "Master Portfolios"). The Master Portfolios are treated as a separate entities for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers ten other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in the Master Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended

(the "1933 Act"). Investments in the Master Portfolios may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold shares of beneficial interest ("interests") in the Master Portfolios are sometimes referred to herein as "feeder funds."


ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

     The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives. Each Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. There can be no assurance that the investment objectives of each Master Portfolio will be achieved. Each Master Portfolio's investment objective is fundamental, and therefore cannot be changed without approval by the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of such Master Portfolio's outstanding voting interests.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolios have adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to a Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting securities. The Master Portfolios may not:

     (1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

     (2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

     (3) Invest in commodities, except that each Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

     (4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but each Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

     (5) Borrow money, except to the extent permitted under the 1940 Act, provided that each Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists). For purposes of this investment restriction, a Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

     (6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, each Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and MIP's Board of Trustees.

     (7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

     (8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries, except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) in the case of the stock portion of the Asset Allocation Master Portfolio, any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period (provided that, with respect to the stock and money market portions of the Asset Allocation Master Portfolio, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry); and (iii) in the case of the money market portion of the Asset Allocation Master Portfolio, its money market instruments may be concentrated in the banking industry (but it will not do so unless the SEC staff confirms that it does not object to the Master Portfolio reserving freedom of action to concentrate investments in the banking industry).

     (9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

     (10) Purchase securities on margin, but each Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.

Non-Fundamental Investment Restrictions. The Master Portfolios have adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolios are subject to the following investment restrictions, all of which are non-fundamental policies.

     (1) The Master Portfolios may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of such Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of such Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolios invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

     (2) Each Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

     (3) Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of a Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

     Borrowing Money.
     ---------------

     As a fundamental policy, each Master Portfolio is permitted to borrow to the extent permitted under the 1940 Act. However, each Master Portfolio currently intends to borrow money only for temporary or emergency (not leveraging) purposes, and may borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. While borrowings exceed 5% of a Master Portfolio's total assets, the Master Portfolio will not make any new investments.

     Floating- and Variable-Rate Obligations.
     ---------------------------------------

     Each Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

     Forward Commitments, When-Issued Purchases and Delayed-Delivery
     ---------------------------------------------------------------
     Transactions.
     ------------

     Each Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although a Master Portfolio will generally purchase securities with the intention of acquiring them, a Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

     Futures Contracts and Options on Futures Contracts.
     --------------------------------------------------

     The Master Portfolio may enter into futures contracts and may purchase and write options thereon. Upon exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change would be reflected in the net asset value of the relevant Master Portfolio.

     Future Developments. Each Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by such Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with a Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

     Stock Index Futures and Options on Stock Index Futures. The Asset Allocation Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when a Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

     Interest-Rate Futures Contracts and Options on Interest-Rate Futures Contracts. Each Master Portfolio may invest in interest-rate futures contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Master Portfolios may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate their options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Master Portfolios' portfolio securities which are the subject of the transaction.

     Interest-Rate and Index Swaps. Each Master Portfolio may enter into interest rate and index swaps in pursuit of their investment objectives. Interest-rate swaps involve the exchange by a Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by a Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. A Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, a Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

     The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by a Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that a Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Master Portfolio may not receive net amount of payments that a Master Portfolio contractually is entitled to receive.

     Illiquid Securities.
     -------------------

     Each Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

     Investment Company Securities.
     -------------------------------

     Each Master Portfolio may invest in securities issued by other open-end management investment companies which principally invest in securities of the type in which such Master Portfolio invests. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited to, subject to certain exceptions, (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company and (iii) 10% of the Master Portfolio's net assets in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolios may also purchase shares of exchange-listed closed-end funds.

     Loans of Portfolio Securities.
     -----------------------------

     Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, each Master Portfolio's investment adviser or such-adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolios do not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that a Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, such Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolios will not lend securities having a value that exceeds one-third of the current value of their respective total assets. Loans of securities by a Master Portfolio are subject to termination at such Master Portfolio's or the borrower's option. Each Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolios, BGFA or Stephens.

     Securities of Non-U.S. Issuers.
     ------------------------------

     The Master Portfolios may invest in certain securities of non-U.S. issuers as discussed below.

     Obligations of Foreign Governments, Banks and Corporations. Each Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which such Master Portfolio may invest. The Master Portfolios may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of each Fund's assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

     Each Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

     Short-Term Instruments and Temporary Investments.
     ------------------------------------------------

     The Master Portfolios may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of shareholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolios may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA or Wells Fargo Bank; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA or Wells Fargo Bank are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

     Bank Obligations. Each Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

     Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

     Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation.

     Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

     Commercial Paper and Short-Term Corporate Debt Instruments. Each Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser and/or sub-adviser to each Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

     Each Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. A Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser and/or sub-adviser to each Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

     Repurchase Agreements. Each Master Portfolio may enter into repurchase agreements wherein the seller of a security to a Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually-agreed upon time and price. The period of maturity is usually quite short, often overnight or a few days, although it may extend over a number of months. A Master Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Master Portfolio, and all repurchase transactions must be collateralized. A Master Portfolio may incur a loss on a repurchase transaction if the seller defaults and the value of the underlying collateral declines or is otherwise limited or if receipt of the security or collateral is delayed. The Master Portfolios may participate in pooled repurchase agreement transactions with other funds advised by BGFA. See "Additional Permitted Investment Activities" in the SAI for additional information.

     U.S. Government Obligations. The Master Portfolios may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

ITEM 13.  MANAGEMENT OF THE TRUST

     The following information supplements and should be read in conjunction with the Part A section entitled "Management of the Master Portfolio." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of MIP, as defined in the 1940 Act, is indicated by an asterisk.

                                                                                   Principal Occupations
Name, Address and Age                            Position                           During Past 5 Years
---------------------                            --------                           -------------------
 Jack S. Euphrat, 76                              Trustee                    Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 47                              Trustee,                    Executive Vice President of
                                                 Chairman and President      Stephens; President of Stephens
                                                                             Insurance Services Inc.; Senior
                                                                             Vice President of Stephens Sports
                                                                             Management Inc.; and President of
                                                                             Investors  Brokerage Insurance Inc.

W. Rodney Hughes, 72                             Trustee                     Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Richard H. Blank, Jr., 42                        Chief Operating Officer,    Vice President of Stephens;
                                                 Secretary and Treasurer     Director of Stephens Sports
                                                                             Management Inc.; and Director of
                                                                             Capo Inc.

                              Compensation Table
                  For the Fiscal Year Ended February 28, 1999

                                                                                       Total  Compensation
                                              Aggregate Compensation                     from Registrant
         Name and Position                       from Registrant                         and Fund Complex
         -----------------                       ---------------                         ----------------
Jack S. Euphrat                                       $0                                       $5,000
        Trustee

*R. Greg Feltus                                       $0                                       $  0
        Trustee

Thomas S. Goho                                        $0                                       $5,000
        Trustee

W. Rodney Hughes                                      $0                                       $4,500
        Trustee

*J. Tucker Morse                                      $0                                       $4,500
        Trustee

          Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF"), formerly known as MasterWorks Funds Inc., are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by BGIF and MIP for their services as Directors/Trustees to the company and Trust. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF.

     As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.


ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     As of May 31, 1999, the Asset Allocation Fund and U.S. Treasury Allocation Fund of BGIF, 111 Center Street, Little Rock, Arkansas 72201, owned approximately 99% of the outstanding voting securities of the Asset Allocation Master Portfolio and approximately 99% of the outstanding voting securities of the U.S. Treasury Allocation Master Portfolio, respectively, and each Fund may be presumed to control its corresponding Master Portfolio for purposes of the 1940 Act.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

     The following information supplements and should be read in conjunction with Item 6 in Part A.

     Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to each Master Portfolio pursuant to separate Investment Advisory Contracts (each, a "BGFA Advisory Contract") dated January 1, 1996 with MIP. As to each Master Portfolio, the applicable BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Master Portfolio, the applicable BGFA Advisory Contract is terminable without penalty on 60 days' written notice by either party. The BGFA Advisory Contracts terminate automatically in the event of assignment (as defined in the 1940 Act).

     Advisory Fees Paid. For the fiscal years ended February 28, 1997, February 28, 1998 and February 28, 1999, the Master Portfolios paid to BGFA the following advisory fees, without waivers.

                               FYE 2/28/97       FYE 2/28/98     FYE 2/28/99
                                Fees Paid         Fees Paid       Fees Paid
                                ---------         ---------       ---------
Asset Allocation Master          $ 1,531,951      $ 1,616,380      $ 1,941,048
      Portfolio
U.S. Treasury Allocation         $   148,606      $   136,672      $   130,490
     Master Portfolio

     Investment Sub-Adviser. Effective January 1, 1996, the Master Portfolios no longer retained WFNIA as investment sub-adviser.

     Co-Administrators. Stephens and BGI are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolios with administrative services, including general supervision of the Master Portfolios' non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolios' business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to a Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

     Prior to October 21, 1996, Stephens alone provided administration services to MIP pursuant to an Administration Agreement dated February 25, 1994 (the "Administration Agreement"). Stephens was not entitled to compensation for providing administration services to the Master Portfolios so long as Stephens received fees for providing similar services to a feeder fund of another investment company investing all of its assets in a Master Portfolio. The Master Portfolios did not pay any administration fees to Stephens.

     Placement Agent. Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

     Custodian. IBT currently acts as the Master Portfolios' custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios. Prior to October 21, 1996, BGI acted as the Master Portfolios' custodian. BGI did not receive compensation for its custodial services.

     Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolios. Prior to March 2, 1998, Wells Fargo Bank acted as each Master Portfolio's Transfer Agent. To date, the Master Portfolios have not paid any transfer and dividend disbursing agency fees.

     Distribution Plan. MIP's Board of Trustees has adopted, on behalf of each Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan was adopted by a majority of MIP's Board of Trustees (including a majority of those Trustees who are not "interested persons" as defined in the 1940 Act of MIP) on October 10, 1995. The Plan was intended as a precaution designed to address the possibility that certain ongoing payments by Barclays to Wells Fargo Bank in connection with the sale of WFNIA may be characterized as indirect payments by each Master Portfolio to finance activities primarily intended to result in the sale of interests in such Master Portfolio. The Plan provides that if any portion of a Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of each Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a Master Portfolio such payment would be authorized pursuant to the Plan. The Master Portfolios do not currently pay any amounts pursuant to the Plan.

     Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios, Stephens and BGI have agreed to bear all costs of the Master Portfolios' and MIP's operations.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

     General. BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to shareholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for each Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolios may transact business offer commission rebates to the Master Portfolios. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services.

     Asset Allocation Master Portfolio. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. High turnover rates over 100% are likely to result in comparatively greater brokerage expenses.

     U.S. Treasury Allocation Master Portfolio. Purchases and sales of portfolio securities for the U.S. Treasury Allocation Master Portfolio usually are principal transactions. Portfolio securities ordinarily are purchased directly from the issuer or from an underwriter or market maker. Usually no brokerage commissions are paid by the U.S. Treasury Allocation Master Portfolio for such purchases and sales. The prices paid to the underwriters of newly-issued securities usually include a concession paid by the issuer to the underwriter, and purchases of securities from market makers may include the spread between the bid and asked price.

     Brokerage Commissions. For the fiscal years ended February 28, 1997, February 28, 1998 and February 28, 1999, the Master Portfolios paid brokerage commissions in the dollar amounts shown below. None of the brokerage commissions were paid to affiliated brokers.

Master Portfolio                             FYE 2/28/97         FYE 2/28/98         FYE 2/28/99
----------------                             -----------         -----------         -----------
Asset Allocation Master Portfolio              $28,606             $ 11,933            $ 35,317
U.S. Treasury Allocation Master Portfolio      $     0             $      0            $      0

     Securities of Regular Broker/Dealers. On February 28, 1999, the Master Portfolios owned securities of their "regular brokers or dealers" or their parents, as defined in the 1940 Act, as follows:

Master Portfolio                             Regular Broker/Dealer              Amount
----------------                             ---------------------              ------
Asset Allocation  Master Portfolio           Lehman Bros. Holdings              $   296,800
                                             Merrill Lynch                      $ 1,319,026
                                             Morgan Stanley                     $ 5,403,719
                                             J.P. Morgan                        $   941,647
U.S. Treasury Allocation Master Portfolio    None


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

     Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue shares of beneficial interests in each Master Portfolio. Investors in a Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Master Portfolio. Upon liquidation or dissolution of a Master Portfolio, investors are entitled to share pro rata in such Master Portfolio's net assets available for distribution to its investors. Investments in a Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

     Each investor is entitled to vote, with respect to matters affecting each of MIP's series, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

     Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

     The following information supplements and should be read in conjunction with Item 7 in Part A.

     Purchase of Securities. Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the

1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Payment for shares of a Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

     Pricing of Securities.

     Asset Allocation Master Portfolio. The securities of the Asset Allocation Master Portfolio, including covered call options written by the Master Portfolio, are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA pursuant to guidelines approved by MIP's Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and taken into account for the purpose of determining the net asset value of the Master Portfolio's shares.

     Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. BGFA and MIP's Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually are valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually will be valued initially at cost. Any subsequent adjustments from cost are made in accordance with guidelines approved by MIP's Board of Trustees.

     U.S. Treasury Allocation Master Portfolio. The investments of the U.S. Treasury Allocation Master Portfolio are valued each business day using available market quotations or at fair value as determined by one or more independent pricing services (collectively, the "Services") approved by MIP's Board of Trustees. The Services may use available market quotations, employ electronic data processing techniques and/or a matrix system to determine valuations. Each Service's procedures are reviewed by MIP's officers in accordance with guidelines approved by MIP's Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the net asset value of the Master Portfolio's shares.

     New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19.  TAXATION OF THE TRUST.

     MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a partnership for such purposes and, therefore, such Master Portfolio will not be subject to any federal income tax. However, each investor in a Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of such Master Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     MIP's taxable year-end is the last day of December. Although MIP will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

     Each Master Portfolio's assets, income and distributions will be managed in such a way that an investor in such Master Portfolio may satisfy the requirements of Subchapter M of the Code, by investing substantially all of its investable assets in the Master Portfolio. Investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Master Portfolio.

ITEM 20.  UNDERWRITERS.

     The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

     Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

     KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

     The audited financial statements, including the portfolio of investments, and independent auditors report for the Master Portfolios for the fiscal year ended February 28, 1999 are hereby incorporated by reference to the MasterWorks Funds Inc. (SEC File Nos. 33-54126; 811-7322) Annual Report, as filed with the SEC on May 1, 1999. The audited financial statements are attached to all Part Bs delivered to interestholders or prospective interestholders.

                                   APPENDIX

     Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P

Bond Ratings

"AAA"

     Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

     Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

     Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

     Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

     S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

Commercial Paper Rating

     The designation A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is strong. However, the relative degree of safety is not as high as for issues designated A-1.

Moody's

Bond Ratings

"Aaa"

     Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

     Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

"A"

     Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

     Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Commercial Paper Rating

     The rating Prime-1 ("P-1") is the highest commercial paper rating assigned by Moody's. Issuers of P-1 paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

     Issuers (or relating supporting institutions) rated Prime-2 ("P-2") have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch

Bond Ratings

     The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

"AAA"

     Bonds rated AAA are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

     Bonds rated AA are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated F-1+.

"A"

     Bonds rated A are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

     Bonds rated BBB are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

     Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Short-Term Ratings

     Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

     Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

"F-1+"

     Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

     Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

"F-2"

     Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the F-1+ and F-1 categories.

Duff

Bond Ratings

"AAA"

     Bonds rated AAA are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

"AA"

     Bonds rated AA are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

"A"

     Bonds rated A have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

"BBB"

     Bonds rated BBB are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

     Plus (+) and minus (-) signs are used with a rating symbol (except AAA) to indicate the relative position of a credit within the rating category.

Commercial Paper Rating

     The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

IBCA

Bond and Long-Term Ratings

     Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated AA by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

Commercial Paper and Short-Term Ratings

     The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

International and U.S. Bank Ratings

     An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from 1 through 5, address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from A through E, represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                          MASTER INVESTMENT PORTFOLIO
                            INDEX MASTER PORTFOLIOS

                        S&P 500 INDEX MASTER PORTFOLIO
                          BOND INDEX MASTER PORTFOLIO

                 Part B -- STATEMENT OF ADDITIONAL INFORMATION
                                 July 1, 1999

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

     Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated July 1, 1999. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-800-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
Trust History.....................................................................................     1
Description of the Master Portfolios and Their Investments and Risks..............................     2
Management of the Trust ..........................................................................     9
Control Persons and Principal Holders of Securities...............................................    10
Investment Advisory and Other Services............................................................    10
Brokerage Allocation and Other Practices..........................................................    12
Capital Stock and Other Securities................................................................    13
Purchase, Redemption and Pricing of Interests.....................................................    13
Taxation of the Trust.............................................................................    15
Underwriters......................................................................................    15
Calculations of Performance Data..................................................................    15
Financial Statements..............................................................................    15
Appendix..........................................................................................   A-1

ITEM 11. TRUST HISTORY.

     MIP is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering two of its diversified portfolios - the S&P 500 Index and Bond Index Master Portfolios (each, a "Master Portfolio" and collectively, the "Master Portfolios"). The Master Portfolios are treated as a separate entities for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers ten other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in the Master Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended

(the "1933 Act"). Investments in the Master Portfolios may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold shares of beneficial interest ("interests") in the Master Portfolios are sometimes referred to herein as "feeder funds."

ITEM 12. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

     The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives. Each Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. There can be no assurance that the investment objectives of each Master Portfolio will be achieved. Each Master Portfolio's investment objective is fundamental and, therefore, cannot be changed without approval by the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of such Master Portfolios' outstanding voting interests.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolios have adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to a Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting securities. The Master Portfolios may not:

     (1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

     (2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

     (3) Invest in commodities, except that each Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

     (4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but each Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

     (5) Borrow money, except to the extent permitted under the 1940 Act, provided that the Bond Index Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists), and except that the S&P 500 Stock Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists). For purposes of this investment restriction, a Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

     (6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, each Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and the MIP's Board of Trustees.

     (7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

     (8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries and except that, in the case of each Master Portfolio, there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) in the case of the S&P 500 Stock Master Portfolio, any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry); (iii) in the case of the Bond Index Master Portfolio, any industry in which the Lehman Brothers Government/Corporate Bond Index (the "LB Bond Index") becomes concentrated to the same degree during the same period.

     (9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

     (10) Purchase securities on margin, but each Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.

Non-Fundamental Investment Restrictions. The Master Portfolios have adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolios are subject to the following investment restrictions, all of which are non-fundamental policies.

     (1) The Master Portfolios may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of such Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of such Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolios invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

     (2) Each Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

     (3) Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of a Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

     Borrowing Money.
     ---------------

     As a fundamental policy, each Master Portfolio is permitted to borrow to the extent permitted under the 1940 Act. However, each Master Portfolio currently intends to borrow money only for temporary or emergency (not leveraging) purposes, and may borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. While borrowings exceed 5% of a Master Portfolio's total assets, the Master Portfolio will not make any new investments.

     Floating- and Variable-Rate Obligations.
     ----------------------------------------

     Each Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

     Forward Commitments, When-Issued Purchases and Delayed-Delivery
     ---------------------------------------------------------------
Transactions.
------------

     Each Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although a Master Portfolio will generally purchase securities with the intention of acquiring them, a Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

     Futures Contracts and Options Transactions.
     ------------------------------------------

     Each Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities.

     A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

     Although each Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Master Portfolio to substantial losses. If it is not possible, or if a Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

     Stock Index Futures and Options on Stock Index Futures The S&P 500 Stock Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, each Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when a Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

     Interest-Rate Futures Contracts and Options on Interest-Rate Futures Contracts The Bond Index Master Portfolio may invest in interest-rate futures contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Master Portfolios may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate their options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Master Portfolio's portfolio securities which are the subject of the transaction.

     Interest-Rate and Index Swaps The Bond Index Master Portfolio may enter into interest-rate and index swaps in pursuit of its investment objectives. Interest-rate swaps involve the exchange by the Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

     The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that a Master Portfolio contractually is entitled to receive.

     Illiquid Securities.
     --------------------

     Each Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

     Investment Company Securities.
     -----------------------------

     Each Master Portfolio may invest in securities issued by open-end other investment companies which principally invest in securities of the type in which the Master Portfolio invests. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited to, subject to certain exceptions, (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company and (iii) 10% of the Master Portfolio's net assets in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolios may also purchase shares of exchange-listed closed-end funds.

     Loans of Portfolio Securities.
     ------------------------------

     Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, each Master Portfolio's investment adviser or such-adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolios do not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that a Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, such Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolios will not lend securities having a value that exceeds one-third of the current value of their respective total assets. Loans of securities by a Master Portfolio are subject to termination at such Master Portfolio's or the borrower's option.

Each Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolios, BGFA or Stephens.

     Securities of Non-U.S. Issuers.
     ------------------------------

     The Master Portfolios may invest in certain securities of non-U.S. issuers as discussed below.

     Obligations of Foreign Governments, Banks and Corporations Each Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which such Master Portfolio may invest. The Master Portfolios may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of each Master Portfolio's assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

     Each Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

     Short-Term Instruments and Temporary Investments.
     ------------------------------------------------

     The Master Portfolios may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of shareholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolios may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA or Wells Fargo Bank; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA or Wells Fargo Bank are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

     Bank Obligations Each Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

     Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

     Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation.

     Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

     Commercial Paper and Short-Term Corporate Debt Instruments Each Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser and/or sub-adviser to each Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

  Each Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. A Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser and/or sub-adviser to each Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

  Repurchase Agreements Each Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, although the underlying security may mature in more than thirteen months. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. The Master Portfolio's custodian has custody of, and holds in a segregated account, securities acquired as collateral by the Master Portfolio under a repurchase agreement. Repurchase agreements are considered by the staff of the SEC to be loans by the Master Portfolio. The Master Portfolio may enter into repurchase agreements only with respect to securities of the type in which it may invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

  U.S. Government Obligations The Master Portfolios may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

ITEM 13.  MANAGEMENT OF THE TRUST.

     The following information supplements and should be read in conjunction with the Part A section entitled "Management of the Master Portfolio." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of the MIP, as defined in the 1940 Act, is indicated by an asterisk.

                                                                         Principal Occupations
      Name, Address and Age                  Position                     During Past 5 Years
      ---------------------                  --------                    ---------------------
Jack S. Euphrat, 76                        Trustee                    Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 47                        Trustee,                   Executive Vice President of
                                           President                  Stephens; President of Stephens
                                           and Chairman               Insurance Services Inc.; Senior
                                                                      Vice President of Stephens
                                                                      Sports Management Inc.; and
                                                                      President of Investors
                                                                      Brokerage Insurance Inc.

W. Rodney Hughes, 72                       Trustee                    Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Richard H. Blank, Jr., 42                  Chief Operating Officer,   Vice President of Stephens;
                                           Secretary and Treasurer    Director of Stephens Sports
                                                                      Management Inc.; and Director of
                                                                      Capo Inc.

                              Compensation Table
                  For the Fiscal Year Ended February 28, 1999


                                                        Total  Compensation
                          Aggregate Compensation          from Registrant
    Name and Position        from Registrant             and Fund Complex
    -----------------        ---------------             ----------------

Jack S. Euphrat                    $0                         $5,000
   Trustee

*R. Greg Feltus                    $0                         $    0
   Trustee

Thomas S. Goho                     $0                         $5,000
   Trustee

W. Rodney Hughes                   $0                         $4,500
   Trustee

*J. Tucker Morse                   $0                         $4,500
   Trustee

     Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF"), formerly known as MasterWorks Funds Inc., are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by BGIF and MIP for their services as Directors/Trustees to the company and Trust. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF.

     As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     As of May 31, 1999, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting securities of the Master Portfolios. Approximate percentages are indicated in the table below:

                                               Name and Address                               Percentage of
          Name of Master Portfolio             of Interestholder                              Master Portfolio
          ------------------------             -----------------                              ----------------
          S&P 500 Index Master                 S&P 500 Stock Fund                                  64.56%
          Portfolio                            Barclays Global Investors Funds, Inc.
                                               111 Center Street
                                               Little Rock, Arkansas 72201

                                               MassMutual Indexed Equity Fund                     13.05%
                                               1295 State Street
                                               Springfield, Massachusetts 01111

                                               U.S. Equity Index Master Portfolio                 10.66%
                                               Master Investment Portfolio
                                               111 Center Street
                                               Little Rock, Arkansas 72201

          Bond Index Master                    Vantagepoint Core Bond Index Fund                  70.24%
          Portfolio                            777 North Capital Street, NE, Suite 600
                                               Washington, DC 20002

                                               Bond Index Fund                                    26.76%
                                               Barclays Global Investors Funds, Inc.
                                               111 Center Street
                                               Little Rock, Arkansas 72201


     For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that a shareholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Master Portfolio, or is identified as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, it may be presumed to control such Master Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

     The following information supplements and should be read in conjunction with Item 6 in Part A.

     Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to each Master Portfolio pursuant to separate Investment Advisory Contracts (each, a "BGFA Advisory Contract") with MIP, dated January 1, 1996. As to each Master Portfolio, the applicable BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Master Portfolios, the applicable BGFA Advisory Contract is terminable without penalty, on 60 days' written notice, by either party. The applicable BGFA Advisory Contract will terminate automatically, as to the relevant Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

     Advisory Fees Paid. For the fiscal years ended February 28, 1997, February 28, 1998 and February 28, 1999, the Master Portfolios paid the following advisory fees to BGFA, without waivers:

                                      Year Ended           Year Ended           Year Ended
                                   February 28, 1997    February 28, 1998    February 28, 1999
                                       Fees Paid            Fees Paid            Fees Paid
                                   -----------------    -----------------    -----------------
Bond Index Master Portfolio             $147,204             $147,755             $   89,576
S&P 500 Index Master Portfolio          $577,637             $939,051             $1,353,414

     Co-Administrators. Stephens and BGI are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolios with administrative services, including general supervision of the Master Portfolios' non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolios' business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under " Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to a Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

     Prior to October 21, 1996, Stephens alone provided administration services to MIP. Stephens was not entitled to compensation for providing administration services to the Master Portfolios so long as Stephens received fees for providing similar services to a feeder fund of another investment company investing all of its assets in a Master Portfolio. The Master Portfolios did not pay any administration fees to Stephens.

     Placement Agent. Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

     Custodian. IBT currently acts as the Master Portfolios' custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02111. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios. Prior to October 21, 1996, Barclays Global Investors, N.A. ("BGI") acted as the Master Portfolios' custodian. The principal business address of BGI is 45 Fremont Street, San Francisco, California 94105. BGI did not receive compensation for its custodial services.

     Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolios. Prior to March 2, 1998, Wells Fargo Bank acted as Transfer Agent to the Master Portfolios. To date, the Master Portfolios have not paid any transfer and dividend disbursing agency fees.

     Distribution Plan. MIP's Board of Trustees has adopted, on behalf of each Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan was adopted by a majority of MIP's Board of Trustees (including a majority of those Trustees who are not "interested persons" as defined in the 1940 Act of MIP) on October 10, 1995. The Plan was intended as a precaution designed to address the possibility that certain ongoing payments by Barclays to Wells Fargo Bank in connection with the sale of WFNIA may be characterized as indirect payments by each Master Portfolio to finance activities primarily intended to result in the sale of interests in such Master Portfolio. The Plan provides that if any portion of a Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of each Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a Master Portfolio such payment would be authorized pursuant to the Plan. The Master Portfolios do not currently pay any amounts pursuant to the Plan.

     Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios, Stephens and BGI have agreed to bear all costs of the Master Portfolios' and MIP's operations.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

     General. BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to shareholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for each Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolios may transact business offer commission rebates to the Master Portfolios. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services.

     S&P 500 Index Master Portfolio. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. High turnover rates over 100% are likely to result in comparatively greater brokerage expenses.

     Bond Index Master Portfolio. Purchases and sales of portfolio securities for the Bond Index Master Portfolio usually are principal transactions. Portfolio securities ordinarily are purchased directly from the issuer or from an underwriter or market maker. Usually no brokerage commissions are paid by the Master Portfolio for such purchases and sales. The prices paid to the underwriters of newly-issued securities usually include a concession paid by the issuer to the underwriter, and purchases of securities from market makers may include the spread between the bid and asked price.

     Brokerage Commissions. For the fiscal years ended February 28, 1997, February 28, 1998, and February 28, 1999, the Master Portfolios paid brokerage commissions in the dollar amounts shown below. None of the brokerage commissions were paid to affiliated brokers.

Master Portfolio                FYE 2/28/97     FYE 2/28/98      FYE 2/28/99
----------------                -----------     -----------      -----------
S&P 500 Index Master Portfolio    $69,826        $ 112,100        $ 366,484
Bond Index Master Portfolio       $     0        $       0        $       0


     Securities of Regular Broker/Dealers. On February 28, 1999, the Master Portfolios owned securities of their "regular brokers or dealers" or their parents, as defined in the 1940 Act, as follows:

Bond Index Master
-----------------

     Merrill Lynch            $  4,845,703
     Lehman Bros. Holdings    $    524,357

S&P 500 Index Master
--------------------

     Merrill Lynch            $  9,327,888
     J.P. Morgan              $  6,682,172
     Lehman Bros. Holdings    $  2,116,979
     Morgan Stanley           $303,929,129


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

     Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue shares of beneficial interests in each Master Portfolio. Investors in a Master Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Master Portfolios. Upon liquidation or dissolution of a Master Portfolios, investors are entitled to share pro rata in such Master Portfolios' net assets available for distribution to its investors. Investments in a Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolios may not be transferred. No certificates are issued.

     Each investor is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in the MIP. Investors in the MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

     Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

     The following information supplements and should be read in conjunction with Item 7 in Part A.

     Purchase of Securities. Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolios may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the

1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Payment for shares of a Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

     Suspension of Redemptions. The right of redemption of Master Portfolio shares may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolios ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master Portfolios' investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the Master Portfolios' shareholders.

     Pricing of Securities.

     S&P 500 Index Master Portfolio. The securities of the S&P 500 Index Master Portfolio, including covered call options written by the Master Portfolios, are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with such guidelines.

     Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. BFGA and MIP's Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP's Board of Trustees.

     Bond Index Master Portfolio. The investments of the Bond Index Master Portfolio are valued each business day using available market quotations or at fair value as determined by one or more independent pricing services (collectively, the "Services") approved by MIP's Board of Trustees. Services may use available market quotations, employ electronic data processing techniques and/or a matrix system to determine valuations. Each Service's procedures are reviewed by MIP's officers under the general supervision of MIP's Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the net asset value of a Master Portfolio's shares. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the net asset value of a Master Portfolio's shares.

     New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19.  TAXATION OF THE TRUST.

     MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a partnership for such purposes and, therefore, such Master Portfolio will not be subject to any federal income tax. However, each investor in a Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of such Master Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     MIP's taxable year-end is the last day of December. Although MIP will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

     Each Master Portfolio's assets, income and distributions will be managed in such a way that an investor in such Master Portfolio may satisfy the requirements of Subchapter M of the Code, by investing substantially all of its investable assets in the Master Portfolio. Investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Master Portfolio.

ITEM 20.  UNDERWRITERS.

     The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

     Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

     KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111. Such auditors expressed an unqualified opinion on the financial statements of the MIP.

     The audited financial statements, including the portfolio of investments, and independent auditors' report for the Master Portfolios for the fiscal year ended February 28, 1999 are hereby incorporated by reference to the

MasterWorks Funds Inc. (SEC File Nos. 33-54126; 811-7322) Annual Report, as filed with the SEC on May 1, 1999. The audited financial statements for the Master Portfolios are attached to all Part Bs delivered to interestholders or prospective interestholders.

                                   APPENDIX

     Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P

Bond Ratings

"AAA"

     Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

     Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

     Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

     Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

     S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

Commercial Paper Rating

     The designation A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is strong. However, the relative degree of safety is not as high as for issues designated A-1.

Moody's

Bond Ratings

"Aaa"

     Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

     Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

"A"

     Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

     Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Commercial Paper Rating

     The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

     Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch

Bond Ratings

     The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

"AAA"

     Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

     Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

     Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

     Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

     Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Short-Term Ratings

     Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

     Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

"F-1+"

     Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

     Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

"F-2"

     Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the F-1+ and F-1 categories.

Duff

Bond Ratings

"AAA"

     Bonds rated AAA are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

"AA"

     Bonds rated AA are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

"A"

     Bonds rated A have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

"BBB"

     Bonds rated BBB are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

     Plus (+) and minus (-) signs are used with a rating symbol (except AAA) to indicate the relative position of a credit within the rating category.

Commercial Paper Rating

     The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

IBCA

Bond and Long-Term Ratings

     Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated AA by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

Commercial Paper and Short-Term Ratings

     The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

International and U.S. Bank Ratings

     An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from 1 through 5, address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from A through E, represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                          MASTER INVESTMENT PORTFOLIO
                          LIFEPATH(TM) MASTER PORTFOLIOS

                          LIFEPATH 2000 MASTER PORTFOLIO
                          LIFEPATH 2010 MASTER PORTFOLIO
                          LIFEPATH 2020 MASTER PORTFOLIO
                          LIFEPATH 2030 MASTER PORTFOLIO
                          LIFEPATH 2040 MASTER PORTFOLIO

                 PART B -- STATEMENT OF ADDITIONAL INFORMATION
                                  July 1, 1999

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

     Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated July 1, 1999. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-800-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

                               Table of Contents

                                                                                                     Page
                                                                                                     ----
  Trust History.................................................................................       1
  Description of the Master Portfolios and Their Investments and Risks..........................       2
  Management of the Trust.......................................................................      13
  Control Persons and Principal Holders of Securities...........................................      15
  Investment Advisory and Other Services........................................................      15
  Brokerage Allocation and Other Practices......................................................      17
  Capital Stock and Other Securities............................................................      18
  Purchase, Redemption and Pricing of Interests.................................................      19
  Taxation of the Trust.........................................................................      20
  Underwriters..................................................................................      21
  Calculations of Performance Data..............................................................      21
  Financial Statements..........................................................................      21
  Appendix......................................................................................     A-1

ITEM 11. TRUST HISTORY.

     MIP is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering five of its diversified portfolios -the LifePath 2000, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios (each, a "Master Portfolio" and collectively, the "Master Portfolios"). The Master Portfolios are treated as a separate entities for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers seven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in the Master Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolios may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold shares of beneficial interest ("interests") in the Master Portfolios are sometimes referred to herein as "feeder funds."

ITEM 12. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

     The following information supplements and should be read in conjunction with Item 4 in Part A.

     Investment Objectives. Each Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks --Investment Objectives," of Part A. The Master Portfolios' investment objectives can be changed by MIP's Board of Trustees without interestholder approval. The objectives and policies of the Master Portfolios determines the types of portfolio securities in which they invest, the degree of risk to which they are subject and, ultimately, their performance. There can be no assurance that the investment objectives of the Master Portfolios will be achieved.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolios have adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to a Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting securities. The Master Portfolios may not:

          (1) Invest more than 5% of their assets in the obligations of any single issuer, except that up to 25% of the value of their total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

          (2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of their total assets.

          (3) Invest in commodities, except that each Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices.

          (4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but each Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

          (5) Borrow money, except to the extent permitted under the 1940 Act. For purposes of this investment restriction, a Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolios as described in Part A.

          (6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, each Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and MIP's Board of Trustees.

          (7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolios may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

          (8) Invest 25% or more of their total assets, respectively, in the securities of issuers in any particular industry or group of closely-related industries, except that, in the case of each Master Portfolio, there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

          (9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

          (10) Purchase securities on margin, but each Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.

Non-Fundamental Investment Restrictions. The Master Portfolios have adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolios are subject to the following investment restrictions, all of which are non-fundamental policies.

          (1) The Master Portfolios may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of such Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of such Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolios invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

          (2) Each Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

          (3) Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of a Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

     Short-Term Instruments and Temporary Investments.
     ------------------------------------------------

     The Master Portfolios may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of shareholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolios may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA or Wells Fargo Bank; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA or Wells Fargo Bank are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

     Bank Obligations. Each Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

     Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

     Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation.

     Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

     Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the Federal Deposit Insurance Corporation (the "FDIC"). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit ("CDs") may be purchased by each Master Portfolio are insured by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by each Master Portfolio generally are required, among other things, to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

     Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits ("TDs"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and/or governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

     Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

     In addition, federal branches licensed by the Comptroller of the Currency and branches licensed by certain states ("State Branches") may be required to:
(1) pledge to the appropriate regulatory authority, by depositing assets with a designated bank within the relevant state, a certain percentage of their assets as fixed from time to time by such regulatory authority; and (2) maintain assets within the relevant state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

     In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign branches of domestic banks, by foreign subsidiaries of domestic banks, by foreign branches of foreign banks or by domestic branches of foreign banks, BGFA carefully evaluates such investments on a case-by-case basis.

     Each Master Portfolio may purchase CDs issued by banks, savings and loan associations and similar thrift institutions with less than $1 billion in assets, provided that such institutions are members of the FDIC, and further provided such Master Portfolio purchases any such CD in a principal amount of not more than $100,000, which amount would be fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC. Interest payments on such a CD are not insured by the FDIC. No Master Portfolio will own more than one such CD per such issuer.

     Commercial Paper and Short-Term Corporate Debt Instruments. Each Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser and/or sub-adviser to each Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

     Each Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. A Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser and/or sub-adviser to each Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

     Repurchase Agreements. Each Master Portfolio may enter into repurchase agreements wherein the seller of a security to a Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually-agreed upon time and price. The period of maturity is usually quite short, often overnight or a few days, although it may extend over a number of months. A Master Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Master Portfolio, and all repurchase transactions must be collateralized. A Master Portfolio may incur a loss on a repurchase transaction if the seller defaults and the value of the underlying collateral declines or is otherwise limited or if receipt of the security or collateral is delayed. The Master Portfolios may participate in pooled repurchase agreement transactions with other funds advised by BGFA.

     Each Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, although the underlying security may mature in more than thirteen months. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. The Master Portfolio's custodian has custody of, and holds in a segregated account, securities acquired as collateral by the Master Portfolio under a repurchase agreement. Repurchase agreements are considered by the staff of the SEC to be loans by the Master Portfolio. The Master Portfolio may enter into repurchase agreements only with respect to securities of the type in which it may invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

     Floating- and Variable-Rate Obligations.
     ---------------------------------------

     Each Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio , as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Fund may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

     U.S. Government Obligations.
     ---------------------------

     The Master Portfolios may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

     Securities of Non-U.S. Issuers.
     ------------------------------

     The Master Portfolios may invest in certain securities of non-U.S. issuers as discussed below.

     Obligations of Foreign Governments, Supranational Entities and Bank. Each Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which such Master Portfolio may invest. The Master Portfolios may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of each Fund's assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

     Each Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

     Foreign Equity Securities and Depositary Receipts. Each Master Portfolio's assets may be invested in the securities of foreign issuers and American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") of such issuers.

     ADRs and EDRs may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the U. S. securities markets and EDRs and CDRs in bearer form are designed for use in Europe. Each Master Portfolio may invest in ADRs, EDRs and CDRs through "sponsored" or

"unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute interestholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

     Convertible Securities.
     ----------------------

     Each Master Portfolio may purchase fixed-income convertible securities, such as bonds or preferred stock, which may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but usually are subordinated to non-convertible debt securities. While providing a fixed-income stream (generally higher in yield than the income from a common stock but lower than that afforded by a non-convertible debt security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible.

     In general, the market value of a convertible security is the higher of its "investment value" (i.e., its value as a fixed-income security) or its "conversion value" (i.e., the value of the underlying shares of common stock if the security is converted). As a fixed-income security, the market value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. However, the price of a convertible security also is influenced by the market value of the security's underlying common stock. Thus, the price of a convertible security generally increases as the market value of the underlying stock increases and generally decreases as the market value of the underlying stock declines. Investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

     Illiquid Securities.
     -------------------

     Each Master Portfolio may invest up to 15% of the value of its total net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as certain securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement in more than seven days after notice.

     Investment Company Securities.
     -----------------------------

     Each Master Portfolio may invest in securities issued by open-end other management investment companies which principally invest in securities of the type in which such Master Portfolio invests. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited to, subject to certain exceptions, (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's total net assets with respect to any one investment company and (iii) 10% of the Master Portfolio's total net assets in the aggregate. Investments in the securities of other investment companies involve duplication of advisory fees and certain other expenses. A Master Portfolio may also purchase shares of exchange listed closed-end funds.

     Futures Contracts and Options Transactions.
     ------------------------------------------

     Each LifePath Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities.

     A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

     Although each Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Master Portfolio to substantial losses. If it is not possible, or if a Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash margin payments.

     The LifePath Master Portfolios may enter into futures contracts and may purchase and write (i.e., sell) options thereon. Upon the exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option may change daily and that change would be reflected in the net asset value of the relevant LifePath Master Portfolio.

     Stock Index Futures and Options on Stock Index Futures. Each LifePath Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, each Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when a Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

     Options on stock indices are similar to options on stock except that (a) the expiration cycles of stock index options are monthly, while those of stock options are currently quarterly, and (b) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash "exercise settlement amount" equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed "index multiplier." Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received is equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiplier. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset a position in stock index options prior to expiration by entering into a closing transaction on an exchange or the writer may let the option expire unexercised.

     Interest-Rate Futures Contracts and Options on Interest-Rate Futures Contracts. Each LifePath Master Portfolio may invest in interest-rate futures contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Master Portfolios may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate their options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Master Portfolios' portfolio securities which are the subject of the transaction.

     Interest-Rate and Index Swaps. Each LifePath Master Portfolio may enter into interest-rate and index swaps in pursuit of their investment objectives. Interest-rate swaps involve the exchange by a Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by a Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. A Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, a Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

     The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by a Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that a Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Master Portfolio may not receive net amount of payments that a Master Portfolio contractually is entitled to receive.

     Foreign Currency and Futures Transactions. Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates also can be affected unpredictably by the intervention of U.S. or foreign governments or central banks, or by the failure to intervene, or by currency controls or political developments in the United States or abroad. The LifePath Master Portfolios intend to engage in foreign currency transactions to maintain the same foreign currency exposure as the relevant foreign securities index through which the Master Portfolios seek foreign equity market exposure, but not as part of a defensive strategy to protect against fluctuations in exchange rates. If a LifePath Master Portfolio enters into a foreign currency transaction or forward contract, such Master Portfolio deposits, if required by applicable regulations, with MIP's custodian, cash or high-grade debt securities in a segregated account of the LifePath Master Portfolios in an amount at least equal to the value of the LifePath Master Portfolio's total assets committed to the consummation of the forward contract. If the value of the securities placed in the segregated account declines, additional cash or securities is placed in the account so that the value of the account equals the amount of the LifePath Master Portfolio's commitment with respect to the contract.

     At or before the maturity of a forward contract, a LifePath Master Portfolio either may sell a portfolio security and make delivery of the currency, or may retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which such Master Portfolio obtains, on the same maturity date, the same amount of the currency which it is obligated to deliver. If the LifePath Master Portfolio retains the portfolio security and engages in an offsetting transaction, such Master Portfolio, at the time of execution of the offsetting transaction, incurs a gain or a loss to the extent that movement has occurred in forward contract prices. Should forward prices decline during the period between the LifePath Master Portfolio's entering into a forward contract for the sale of a currency and the date it enters into an offsetting contract for the purchase of the currency, the Master Portfolio realizes a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Master Portfolio suffers a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

        The cost to the LifePath Master Portfolios of engaging in currency transactions varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because transactions in currency exchange usually are conducted on a principal basis, no fees or commissions are involved. BGFA considers on an ongoing basis the creditworthiness of the institutions with which a LifePath Master Portfolio enters into foreign currency transactions. The use of forward currency exchange contracts does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future. If a devaluation generally is anticipated, the LifePath Master Portfolios may not be able to contract to sell the currency at a price above the devaluation level it anticipates.

        The purchase of options on currency futures allows a LifePath Master Portfolio, for the price of the premium it must pay for the option, to decide whether or not to buy (in the case of a call option) or to sell (in the case of a put option) a futures contract at a specified price at any time during the period before the option expires.

        Foreign currency transactions may occur on a spot (i.e., cash) basis at the rate prevailing in the currency exchange market or on a forward basis. A forward currency exchange contract involves an obligation to purchase or sell a specific currency at a set price on a future date which must be more than two days from the date of the contract. The forward foreign currency market offers less protection against default than is available when trading currencies on an exchange, since a forward currency contract is not guaranteed by an exchange or clearinghouse. Therefore, a default on a forward currency contract would deprive a LifePath Master Portfolio of unrealized profits or force such Master Portfolio to cover its commitments for purchase or resale, if any, at the current market price.

        Foreign currency transactions may occur on a spot (i.e., cash) basis at the rate prevailing in the currency exchange market or on a forward basis. A forward currency exchange contract involves an obligation to purchase or sell a specific currency at a set price on a future date which must be more than two days from the date of the contract. The forward foreign currency market offers less protection against default than is available when trading currencies on an exchange, since a forward currency contract is not guaranteed by an exchange or clearinghouse. Therefore, a default on a forward currency contract would deprive a LifePath Master Portfolio of unrealized profits or force such Master Portfolio to cover its commitments for purchase or resale, if any, at the current market price.

        Each LifePath Master Portfolio may combine forward currency exchange contracts with investments in securities denominated in other currencies.

        Each LifePath Master Portfolio also may maintain short positions in forward currency exchange transactions, which would involve the Master Portfolio agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency such Master Portfolio contracted to receive in the exchange.

        Unlike trading on domestic futures exchanges, trading on foreign futures exchanges is not regulated by the Commodity Futures Trading Commission (the "CFTC") and generally is subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. BGFA, however, considers on an ongoing basis the creditworthiness of such counterparties. In addition, any profits that a LifePath Master Portfolio might realize in trading could be eliminated by adverse changes in the exchange rate; adverse exchange rate changes also could cause a Master Portfolio to incur losses. Transactions on foreign exchanges may include both futures contracts which are traded on domestic exchanges and those which are not. Such transactions may also be subject to withholding and other taxes imposed by foreign governments.

        Foreign Futures Transactions. Unlike trading on domestic futures exchanges, trading on foreign futures exchanges is not regulated by the Commodity Futures Trading Commission (the "CFTC") and generally is subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. BGFA, however, considers on an ongoing basis the creditworthiness of such counterparties. In addition, any profits that a LifePath Master Portfolio might realize in trading could be eliminated by adverse changes in the exchange rate; adverse exchange rate changes also could cause a LifePath Master Portfolio to incur losses. Transactions on foreign exchanges may include both futures contracts which are traded on domestic exchanges and those which are not.

        Future Developments. Each LifePath Master Portfolio may take advantage of opportunities in the areas of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by such Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with a LifePath Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, a LifePath Master Portfolio would provide appropriate disclosure in its Part A or this Part B.

        Lending Portfolio Securities.
        ----------------------------

        To a limited extent, each Master Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions, provided it receives cash collateral which is maintained at all times in an amount equal to at least 100% of the current market value of the securities loaned. By lending its portfolio securities, a Master Portfolio can increase its income through the investment of the cash collateral or by receipt of a loan premium from the borrower. For purposes of this policy, each Master Portfolio considers collateral consisting of U.S. Government obligations or irrevocable letters of credit issued by banks whose securities meet the standards for investment by such Master Portfolio to be the equivalent of cash. From time to time, a Master Portfolio may return to the borrower, or to a third party unaffiliated with MIP which is acting as a "placing broker," a part of the interest earned from the investment of collateral received in exchange for securities loaned.

        The SEC currently requires that the following conditions must be met whenever portfolio securities are loaned: (1) the Master Portfolio must receive at least 100% cash collateral from the borrower; (2) the borrower must increase such collateral whenever the market value of the securities loaned rises above the level of such collateral; (3) the Master Portfolio must be able to terminate the loan at any time; (4) the Master Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions payable on the loaned securities, and any increase in market value; (5) the Master Portfolio may pay only reasonable custodian fees in connection with the loan; and (6) while voting rights on the loaned securities may pass to the borrower, MIP's Board of Trustees must terminate the loan and regain the right to vote the securities if a material event adversely affecting the investment occurs. These conditions may be subject to future modification.

        Forward Commitment When-Issued and Delayed Delivery Transactions.
        ----------------------------------------------------------------

        Each Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although a Master Portfolio will generally purchase securities with the intention of acquiring them, a Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

        Borrowing Money.
        ---------------

        As a fundamental policy, each Master Portfolio is permitted to borrow to the extent permitted under the 1940 Act. However, each Master Portfolio currently intends to borrow money only for temporary or emergency (not leveraging) purposes, in an amount up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. While borrowings exceed 5% of a Master Portfolio's total assets, such Master Portfolio will not make any investments.

        Ratings.
        -------

        The ratings of Moody's, S&P, Fitch and Duff represent their opinions as to the quality of the obligations which they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Therefore, although these ratings may be an initial criterion for selection of portfolio investments, BGFA also evaluates such obligations and the ability of their issuers to pay interest and principal. Each Master Portfolio relies on BGFA's judgment, analysis and experience in evaluating the creditworthiness of an issuer. In this evaluation, BGFA takes into consideration, among other things, the issuer's financial resources, its sensitivity to economic conditions and trends, the quality of the issuer's management and regulatory matters. It also is possible that a rating agency might not timely change the rating on a particular issue to reflect subsequent events. See Item 4, "General Description of Registrant -- Risk Considerations -- Fixed-Income Securities."

        Warrants.
        --------

        Each Master Portfolio may invest generally up to 5% of its total net assets at the time of purchase in warrants, except that this limitation does not apply to warrants acquired in units or attached to securities. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specified amount of the corporation's capital stock at a set price for a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities.

ITEM 13.  MANAGEMENT OF THE TRUST.

        The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of MIP, as defined in the 1940 Act, is indicated by an asterisk.

                                                              Principal Occupations
Name, Address and Age         Position                         During Past 5 Years
---------------------         --------                        ---------------------
Jack S. Euphrat, 76           Trustee                      Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 47           Trustee,                     Executive Vice President of
                              Chairman and President       Stephens; President of Stephens
                                                           Insurance Services Inc.; Senior
                                                           Vice President of Stephens Sports
                                                           Management Inc.; and President of
                                                           Investors Brokerage Insurance Inc.

W. Rodney Hughes, 72          Trustee                      Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Richard H. Blank, Jr., 42     Chief Operating Officer,     Vice President of Stephens;
                              Secretary and Treasurer      Director of Stephens Sports
                                                           Management Inc.; and Director of
                                                           Capo Inc.

                              Compensation Table
                  For the Fiscal Year Ended February 28, 1999

                                                        Total  Compensation
                          Aggregate Compensation          from Registrant
Name and Position            from Registrant              and Fund Complex
-----------------            ---------------              ----------------

Jack S. Euphrat                   $0                            $5,000
   Trustee

*R. Greg Feltus                   $0                            $    0
   Trustee

Thomas S. Goho                    $0                            $5,000
   Trustee

W. Rodney Hughes                  $0                            $4,500
   Trustee

*J. Tucker Morse                  $0                            $4,500
   Trustee


     Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF"), formerly known as MasterWorks Funds Inc., are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by BGIF and MIP for their services as Directors/Trustees to the company and Trust. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF.

     As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     As of May 31, 1999, the funds of BGIF and Stagecoach Trust each held more than 5% of the outstanding voting securities of their corresponding LifePath Master Portfolios. Approximate percentages are indicated in the table below:

                                                                                     % Outstanding
              Master Portfolio                       Fund                            Securities Held
              ----------------                       ----                            ---------------
LifePath 2000 Master Portfolio          BGIF LifePath 2000                               40.68%
                                        Stagecoach LifePath Opportunity                  56.49%

LifePath 2010 Master Portfolio          BGIF LifePath 2010                               51.37%
                                        Stagecoach LifePath 2010                         46.69%

LifePath 2020 Master Portfolio          BGIF LifePath 2020                               42.17%
                                        Stagecoach LifePath 2020                         55.60%

LifePath 2030 Master Portfolio          BGIF LifePath 2030                               40.09%
                                        Stagecoach LifePath 2030                         58.98%

LifePath 2040 Master Portfolio          BGIF LifePath 2040                               32.38%
                                        Stagecoach LifePath 2040                         67.24%

     For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Master Portfolio, or is identified as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control such Master Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with
Item 6 in Part A.

     Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to each Master Portfolio pursuant to separate Investment Advisory Contracts (each, a "BGFA Advisory Contract") with MIP, each dated January 1, 1996. As to each Master Portfolio, the applicable BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Master Portfolio, the applicable BGFA Advisory Contract is terminable without penalty, on 60 days' written notice, by MIP's Board of Trustees or by vote of the holders of a majority of such Master Portfolio's interests, or, on not less than 60 days' written notice by BGFA. The applicable BGFA Advisory Contract terminates automatically, as to the relevant Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

     Advisory Fees Paid. For the fiscal years ended February 28, 1997, February 28, 1998 and February 28, 1999, the Master Portfolios paid to BGFA the advisory fees indicated below, without waivers.

                                   Fiscal Year Ended    Fiscal Year Ended    Fiscal Year Ended
                                   February 28, 1997    February 28, 1998    February 28, 1999
        Master Portfolio               Fees Paid            Fees Paid            Fees Paid
        ----------------               ---------            ---------            ---------
LifePath 2000 Master Portfolio         $  689,347           $  656,142           $  630,133
LifePath 2010 Master Portfolio         $  757,505           $1,018,984           $1,236,989
LifePath 2020 Master Portfolio         $1,149,160           $1,572,634           $1,882,147
LifePath 2030 Master Portfolio         $  714,647           $1,048,151           $1,405,948
LifePath 2040 Master Portfolio         $1,154,330           $1,767,632           $2,472,170

     Co-Administrators. Stephens and BGI are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolios with administrative services, including general supervision of the Master Portfolios' non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolios' business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under " Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to a Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

     Prior to October 21, 1996, Stephens alone provided administration services to MIP. Stephens was not entitled to compensation for providing administration services to the Master Portfolios so long as Stephens received fees for providing similar services to a feeder fund of another investment company investing all of its assets in a Master Portfolio. The Master Portfolios did not pay any administration fees to Stephens.

     Placement Agent. Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

     Custodian. Investors Bank & Trust Company ("IBT") currently acts as the Master Portfolios' custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02111. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios. Prior to October 21, 1996, Barclays Global Investors, N.A. ("BGI") acted as the Master Portfolios' custodian. The principal business address of BGI is 45 Fremont Street, San Francisco, California 94105. BGI did not receive compensation for its custodial services.

     Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolios. Prior to March 2, 1998, Wells Fargo Bank acted as Transfer Agent to the Master Portfolios. To date, the Master Portfolios have not paid any transfer and dividend disbursing agency fees.

     Distribution Plan. MIP's Board of Trustees has adopted, on behalf of each Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan was adopted by a majority of MIP's Board of Trustees (including a majority of those Trustees who are not "interested persons" as defined in the 1940 Act of MIP) on October 10, 1995. The Plan was intended as a precaution designed to address the possibility that certain ongoing payments by Barclays to Wells Fargo Bank in connection with the sale of WFNIA may be characterized as indirect payments by each Master Portfolio to finance activities primarily intended to result in the sale of interests in such Master Portfolio. The Plan provides that if any portion of a Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of each Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a Master Portfolio such payment would be authorized pursuant to the Plan. The Master Portfolios do not currently pay any amounts pursuant to the Plan.

     Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios, Stephens and BGI have agreed to bear all costs of the Master Portfolios' and MIP's operations.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

     General. BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for each Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. A primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolios may transact business offer commission rebates to the Master Portfolios. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services. Prior to January 1, 1996, WFNIA exercised general supervision over placing orders on behalf of each Master Portfolio for the purchase or sale of portfolio securities and the brokerage allocation practices described herein are applicable to WFNIA and the Master Portfolios prior to January 1, 1996.

     Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. Portfolio turnover rates over 100% (although unexpected) may result in comparatively greater brokerage expenses.

     Purchases and sales of fixed-income securities usually are principal transactions. Portfolio securities ordinarily are purchased directly from the issuer or from an underwriter or market maker. Usually no brokerage commissions are paid by the LifePath Master Portfolios for such purchases and sales. The prices paid to the underwriters of newly-issued securities usually include a concession paid by the issuer to the underwriter, and purchases of securities from market makers may include the spread between the bid and asked price.

     Brokerage Commissions. For the fiscal years ended February 28, 1997, February 28, 1998 and February 28, 1999, the Master Portfolios paid brokerage commissions in the dollar amounts shown below. None of the brokerage commissions were paid to affiliated brokers.

Master Portfolio                         1997             1998         1999
----------------                         ----             ----         ----
LifePath 2000 Master Portfolio          $ 3,639          $ 9,361      $ 8,427
LifePath 2010 Master Portfolio          $ 8,837          $15,306      $25,441
LifePath 2020 Master Portfolio          $12,383          $29,153      $47,302

LifePath 2030 Master Portfolio          $ 6,927          $28,908      $35,369
LifePath 2040 Master Portfolio          $28,047          $94,717      $90,551


     Securities of Regular Broker/Dealers. As of February 28, 1999, the LifePath Master Portfolios owned securities of their "regular brokers or dealers" or their parents, as defined in the 1940 Act, as follows:

     Master Portfolio                 Broker/Dealer                   Amount
     ----------------                 -------------                   ------

     LifePath 2000 Master Portfolio   J.P. Morgan                   $   24,071
                                      Lehman Bros. Holdings         $    9,540
                                      Merrill Lynch                 $   26,095
                                      Morgan Stanley                $   59,187

     LifePath 2010 Master Portfolio   J.P. Morgan                   $  151,444
                                      Lehman Bros. Holdings         $   50,350
                                      Merrill Lynch                 $  205,997
                                      Morgan Stanley                $  404,172

     LifePath 2020 Master Portfolio   J.P. Morgan                   $  350,365
                                      Lehman Bros. Holdings         $  114,215
                                      Merrill Lynch                 $  481,836
                                      Morgan Stanley                $  958,486

     LifePath 2030 Master Portfolio   J.P. Morgan                   $  334,869
                                      Lehman Bros. Holdings         $  105,205
                                      Merrill Lynch                 $  445,840
                                      Morgan Stanley                $  887,623

     LifePath 2040 Master Portfolio   J.P. Morgan                   $  677,762
                                      Lehman Bros. Holdings         $  213,324
                                      Merrill Lynch                 $  916,548
                                      Morgan Stanley                $1,807,465


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

     Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Master Portfolio. Investors in a Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Master Portfolio. Upon liquidation or dissolution of a Master Portfolio, investors are entitled to share pro rata in such Master Portfolio's net assets available for distribution to its investors. Investments in a Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in a Master Portfolio may not be transferred. No certificates are issued.

     Each investor is entitled to vote, with respect to matters effecting each of MIP's portfolios, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

     Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent auditors and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

     Purchase of Securities. Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolios may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Payment for shares of a Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

     Suspension of Redemptions. The right of redemption of interests in the Master Portfolios may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolios ordinarily utilize is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolios' investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolios' interestholders.

     Pricing of Securities. The securities of each of the LifePath Master Portfolios, including covered call options written by a LifePath Master Portfolio, are valued at the last sale price on the securities exchange or national securities market on which such securities primarily are traded. Securities not listed on an exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities are determined by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Short-Term investments are carried at amortized cost, which approximates market value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees.

     Restricted securities, as well as securities or other assets for which market quotations are not readily available or which are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by or under the direction of MIP's Board of

Trustees reviews the method of valuation on a current basis. In making a good faith valuation of restricted securities, the following are generally considered: restricted securities that are, or are convertible into, securities of the same class of securities for which a public market exists usually are valued at market value less the same percentage discount at which such securities were purchased. This discount may be revised periodically if BGFA believes that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by or under the direction of MIP's Board of Trustees or its delegates.

     Any assets or liabilities initially expressed in terms of foreign currency are translated into dollars using information provided by pricing entities, such as Morgan Stanley Capital International or Gelderman Data Service, or at a quoted market exchange rate as may be determined to be appropriate by BGFA. Forward currency contracts are valued at the current cost of offsetting the contract. Because of the need to obtain prices as of the close of trading on various exchanges throughout the world, the calculation of net asset value does not take place contemporaneously with the determination of prices of the foreign securities held by the LifePath Master Portfolios. In addition, foreign securities held by a LifePath Master Portfolio may be traded actively in securities markets which are open for trading on days when the LifePath Master Portfolio does not determine its net asset value. Accordingly, there may be occasions when a LifePath Master Portfolio does not calculate its net asset value but when the value of such Master Portfolio's portfolio securities is affected by such trading activity.

     Fixed-income securities are valued each business day using available market quotations or at fair value as determined by one or more independent pricing services (collectively, the "Services") approved by MIP's Board of Trustees. Each Service may use available market quotations, employ electronic data processing techniques and/or a matrix system to determine valuations. The Services' procedures are reviewed by MIP's officers under the general supervision of MIP's Board of Trustees.

     Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the net asset value of a LifePath Master Portfolio's shares.

     New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19.  TAXATION OF THE TRUST.

     MIP is organized as a business trust under Delaware law. In accordance with MIP's classification for federal income tax purposes, each Master Portfolio will be considered a partnership for such purposes, and as such, the Master Portfolios will not be subject to federal income tax. However, each investor in a Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of such Master Portfolio's taxable income in determining its federal income tax liability. The determination of such share is made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     MIP's taxable year-end is the last day of December. Although MIP is not subject to federal income tax, it files appropriate federal income tax returns.

     Each Master Portfolio's assets, income and distributions are managed in such a way that an investor in the Master Portfolio may satisfy the requirements of Subchapter M of the Code, assuming that the investor invested substantially all of its investable assets in the Master Portfolio. Investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Master Portfolios.

ITEM 20.  UNDERWRITERS.

     The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

     Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

     KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

     The audited financial statements including the portfolio of investments, and the independent auditors' report for the LifePath Master Portfolios for the fiscal year ended February 28, 1999, are hereby incorporated by reference to the MasterWorks Funds Inc. (SEC File Nos. 33-54126; 811-7322) Annual Report, as filed with the SEC on May 1, 1999. The audited financial statements for the LifePath Master Portfolios are attached to all Part Bs delivered to interestholders or prospective interestholders.

                                    APPENDIX

     Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P

Bond Ratings

"AAA"

     Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

     Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

     Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

     Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

     S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

Commercial Paper Rating

     The designation A-1 by S&P indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

Moody's

Bond Ratings

"Aaa"

     Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

     Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

"A"

     Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

     Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the Aaa category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Commercial Paper Rating

     The rating Prime-1 ("P-1") is the highest commercial paper rating assigned by Moody's. Issuers of P-1 paper must have a superior capacity for repayment of short-term promissory obligations, and this ordinarily is evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

     Issuers (or relating supporting institutions) rated Prime-2 ("P-2") have a strong capacity for repayment of short-term promissory obligations. This ordinarily is evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, are more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch

Bond Ratings

     The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt in a timely manner. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

"AAA"

     Bonds rated AAA are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

     Bonds rated AA are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated F-1+.

"A"

     Bonds rated A are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

     Bonds rated BBB are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

     Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Short-Term Ratings

     Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

     Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

"F-1+"

     Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

     Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

"F-2"

     Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the F-1+ and F-1 categories.

Duff

Bond Ratings

"AAA"

     Bonds rated AAA are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

"AA"

     Bonds rated AA are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

"A"

     Bonds rated A have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

"BBB"

     Bonds rated BBB are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

     Plus (+) and minus (-) signs are used with a rating symbol (except AAA) to indicate the relative position of a credit within the rating category.

Commercial Paper Rating

     The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

IBCA

Bond and Long-Term Ratings

     Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated AA by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

Commercial Paper and Short-Term Ratings

     The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

International and U.S. Bank Ratings

     An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from 1 through 5, address the question of whether the bank would receive support provided by central banks or interestholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from A through E, represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                          MASTER INVESTMENT PORTFOLIO

                         MONEY MARKET MASTER PORTFOLIO

                 PART B -- STATEMENT OF ADDITIONAL INFORMATION

                                 July 1, 1999

ITEM 10.  COVER PAGE.

     Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated July 1, 1999. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-800-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
Trust History......................................................................................    1
Description of the Master Portfolio and Its Investments and Risks..................................    2
Management of the Trust............................................................................    9
Control Persons and Principal Holders of Securities................................................   11
Investment Advisory and Other Services.............................................................   11
Brokerage Allocation and Other Practices...........................................................   12
Capital Stock and Other Securities.................................................................   12
Purchase, Redemption and Pricing of Interests......................................................   13
Taxation of the Trust..............................................................................   14
Underwriters.......................................................................................   14
Calculations of Performance Data...................................................................   14
Financial Statements...............................................................................   15
Appendix...........................................................................................  A-1

ITEM 11.  TRUST HISTORY.

     MIP is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering one of its diversified portfolios - the Money Market Master Portfolio (the "Master Portfolio"). The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

Investment companies that hold shares of beneficial interest ("interests") in the Master Portfolio are sometimes referred to herein as "feeder funds."

ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

     The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objective. The Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. There can be no assurance that the investment objective of the Master Portfolio will be achieved. The Master Portfolio's investment objective is fundamental and, therefore, cannot be changed without approval by the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Master Portfolio's outstanding voting interests.

     Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolio has adopted investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting securities. The Master Portfolio may not:

     (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio's investments in that industry would be 25% or more of the current value of the Master Portfolio's total assets, provided that there is no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; and (ii) obligations of banks, to the extent that the U.S. Securities and Exchange Commission ("SEC"), by rule or interpretation, permits funds to reserve freedom to concentrate in such obligations;

     (2) purchase or sell real estate or real estate limited partnerships (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein);

     (3) purchase commodities or commodity contracts (including futures contracts), except that the Master Portfolio may purchase securities of an issuer which invests or deals in commodities or commodity contracts;

     (4) purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs;

     (5) purchase securities on margin (except for short-term credits necessary for the clearance of transactions and except for margin payments in connection with options, futures and options on futures) or make short sales of securities;

     (6) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting;

     (7) make investments for the purpose of exercising control or management;

     (8) borrow money or issue senior securities as defined in the Investment Company Act of 1940 (the "1940 Act"), except that the Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists);

     (9) write, purchase or sell puts, calls, straddles, spreads, warrants, options or any combination thereof, except that the Master Portfolio may purchase securities with put rights in order to maintain liquidity;

     (10) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities) if, as a result, with respect to 75% of its total assets, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of any one issuer or, with respect to 100% of its total assets the Master Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer; or

     (11) make loans, except that the Master Portfolio may purchase or hold debt instruments or lend its portfolio securities in accordance with its investment policies, and may enter into repurchase agreements.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

     (1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of the Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

     (2) The Master Portfolio may not invest more than 10% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (i) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (ii) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (iii) repurchase agreements not terminable within seven days.

     (3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

     General.  The assets of the Master Portfolio consist only of obligations
     --------
maturing within thirteen months from the date of acquisition (as determined in accordance with the regulations of the SEC), and the dollar-weighted average maturity of the Master Portfolio may not exceed 90 days. The securities in which the Master Portfolio may invest will not yield as high a level of current income as may be achieved from securities with less liquidity and less safety. There can be no assurance that the Master Portfolio's investment objective will be realized as described in the Master Portfolio's Prospectus.

     Asset Backed Securities.
     -----------------------

     The Master Portfolio may purchase asset-backed securities, which are securities backed by installment contracts, credit-card receivables or other assets. Asset-backed securities represent interests in "pools" of assets in which payments of both interest and principal on the securities are made monthly, thus in effect "passing through" monthly payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments and is likely to be substantially less than the original maturity of the assets underlying the securities as a result of prepayments. For this and other reasons, an asset-backed security's stated maturity may be shortened, and the security's total return may be difficult to predict precisely. The Master Portfolio may invest in such securities up to the limits prescribed by Rule 2a-7 and other provisions of the 1940 Act.

     Bank Obligations.
     ----------------

     The Master Portfolio may invest in bank obligations which include, but are not limited to, negotiable certificates of deposit ("CDs"), bankers' acceptances and fixed time deposits. The Master Portfolio also may invest in high-quality short-term obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

     Fixed time deposits are obligations of U.S. banks, foreign branches of U.S. banks or foreign banks which are payable at a stated maturity date and bear a fixed rate of interest. Generally fixed time deposits may be withdrawn on demand by the investor, but they may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. Although fixed time deposits do not have an established market, there are no contractual restrictions on the Master Portfolio's right to transfer a beneficial interest in the deposit to a third party. It is the policy of the Master Portfolio not to invest in fixed time deposits subject to withdrawal penalties, other than overnight deposits, or in repurchase agreements with more than seven days to maturity or other illiquid securities, if more than 10% of the value of its net assets would be so invested.

     Obligations of foreign banks and foreign branches of U.S. banks involve somewhat different investment risks from those affecting domestic obligations, including the possibilities that liquidity could be impaired because of future political and economic developments, that the obligations may be less marketable than comparable obligations of U.S. banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions (such as foreign exchange controls) may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to U.S. banks. In that connection, foreign banks are not subject to examination by any U.S. Government agency or instrumentality.

     Commercial Paper and Short-Term Corporate Debt Instruments
     ----------------------------------------------------------

     The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser and/or sub-adviser to each Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

     The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than thirteen months remaining to maturity at the date of settlement. The Master

Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

     Floating- and Variable-Rate Obligations.
     ---------------------------------------

     The Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

     Foreign Obligations.
     -------------------

     Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic obligations. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to uniform accounting, auditing and financial reporting standards or governmental supervision comparable to those applicable to domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign income tax laws, and there is a possibility of expropriation or confiscatory taxation, political or social instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

     Forward Commitments, When-Issued Purchases and Delayed-Delivery
     ---------------------------------------------------------------
Transactions.
------------

     The Master Portfolio may purchase securities on a when-issued or forward commitment (sometimes called a delayed-delivery) basis, which means that the price is fixed at the time of commitment, but delivery and payment ordinarily take place a number of days after the date of the commitment to purchase. The Master

Portfolio will make commitments to purchase such securities only with the intention of actually acquiring the securities, but the Master Portfolio may sell these securities before the settlement date if it is deemed advisable. The Master Portfolio will not accrue income in respect of a security purchased on a forward commitment basis prior to its stated delivery date.

     Securities purchased on a when-issued or forward commitment basis and certain other securities held in the Master Portfolio's investment portfolio are subject to changes in value (both generally changing in the same way, i.e., appreciating when interest rates decline and depreciating when interest rates rise) based upon the public's perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities purchased on a when-issued or forward commitment basis may expose the Master Portfolio to risk because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued or forward commitment basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself. A segregated account of the Master Portfolio consisting of cash or U.S. Government obligations or other high quality liquid debt securities at least equal at all times to the amount of the when-issued or forward commitments will be established and maintained at the Master Portfolio's custodian bank. Purchasing securities on a forward commitment basis when the Master Portfolio is fully or almost fully invested may result in greater potential fluctuation in the value of the Master Portfolio's total net assets and its net asset value per share. In addition, because the Master Portfolio will set aside cash and other high quality liquid debt securities as described above, the liquidity of the Master Portfolio's investment portfolio may decrease as the proportion of securities in the Master Portfolio's portfolio purchased on a when-issued or forward commitment basis increases.

     The value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their value, is taken into account when determining the Master Portfolio's net asset value starting on the day the Master Portfolio agrees to purchase the securities. The Master Portfolio does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. When the Master Portfolio makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Master Portfolio's assets, and fluctuations in the value of the underlying securities are not reflected in the Master Portfolio's net asset value as long as the commitment remains in effect.

     Funding Agreements.
     -------------------

     The Fund may invest in short-term funding agreements. A funding agreement is a contract between an issuer and a purchaser that obligates the issuer to pay a guaranteed rate of interest on a principal sum deposited by the purchaser. Funding agreements will also guarantee the return of principal and may guarantee a stream of payments over time. A funding agreement has a fixed maturity and may have either a fixed, variable or floating interest rate that is based on an index and guaranteed for a fixed time period. The Fund will purchase short-term funding agreements only from banks and insurance companies that, at the time of purchase, are rated in one of the three highest rating categories and have assets of $1 billion or more.

     The secondary market, if any, for these funding agreements is limited; thus, such investments purchased by the Fund may be treated as illiquid. If a funding agreement is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Board of Directors. Valuation of illiquid indebtedness involves a greater degree of judgment in determining the Fund's net asset value than if the value were based on available market quotations.

     Illiquid Securities.
     -------------------

     The Master Portfolio may invest in securities not registered under the 1933 Act and other securities subject to legal or other restrictions on resale. Because such securities may be less liquid than other investments, they may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to the Master Portfolio.

     Letters of Credit.
     ------------------

     Certain of the debt obligations, certificates of participation, commercial paper and other short-term obligations which the Master Portfolio is permitted to purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Letter of credit-backed investments must, in the opinion of BGFA, be of investment quality comparable to other permitted investments of the Master Portfolio.

     Loan Participation Agreements.
     -----------------------------

     The Fund may purchase interests in loan participations that typically represent direct participation in a loan to a corporate borrower, and generally are offered by an intermediary bank or other financial institution or lending syndicate. Under these loan participation arrangements, the Fund will have the right to receive payments of principal, interest and any fees to which it is entitled from the bank selling the loan participation upon receipt by the bank of the payments from the borrower. The borrower in the underlying loan will be deemed to be the issuer of the participation interest except to the extent the Fund derives its rights from the intermediary bank that sold the loan participation. Such loans must be to issuers in whose obligations the Fund may invest. Any participations purchased by a Fund must be sold by an intermediary bank in the United States with assets exceeding $1 billion.

     Because the bank issuing the loan participation does not guarantee the participation in any way, the participation is subject to the credit risks associated with the underlying corporate borrower. In addition, it may be necessary, under the terms of the loan participation, for the Fund to assert its rights against the underlying corporate borrower, in the event that the underlying corporate borrower should fail to pay principal and interest when due. Thus, the Fund could be subject to delays, expenses, and risks which are greater than those that would have been involved if the Fund had purchased a direct obligation of the borrower. Moreover, under the terms of the loan participation, the Fund may be regarded as a creditor of the issuing bank (rather than of the underlying corporate borrower), so that the Fund also may be subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, the loan participation might be subject to certain defenses that can be asserted by the borrower as a result of improper conduct by the issuing bank.

     The secondary market, if any, for these loan participation interests is limited; thus, such participations purchased by the Fund may be treated as illiquid. If a loan participation is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Board of Directors. Valuation of illiquid indebtedness involves a greater degree of judgment in determining the Fund's net asset value than if the value were based on available market quotations.

     Loans of Portfolio Securities.
     -----------------------------

     The Master Portfolio may lend its securities to brokers, dealers and financial institutions, provided (1) the loan is secured continuously by collateral consisting of cash, U.S. Government securities or an irrevocable letter of credit which is marked to market daily to ensure that each loan is fully collateralized; (2) the Master Portfolio may at any time recall the loan and obtain the return of the securities loaned within five business days; (3) the Master Portfolio will receive any interest or dividends paid on the securities loaned; and (4) the aggregate market value of securities loaned will not at any time exceed one-third of the total assets of the Master Portfolio. The Master Portfolio may earn income in connection with securities loans either through the reinvestment of the cash collateral or the payment of fees by the borrower. The Master Portfolio does not currently intend to lend its portfolio securities.

     Municipal Obligations.
     ---------------------

     The Master Portfolio may invest in municipal obligations. Municipal bonds generally have a maturity at the time of issuance of up to 40 years. Medium-term municipal notes are generally issued in anticipation of the receipt of tax Master Portfolios, of the proceeds of bond placements, or of other revenues. The ability of an issuer to make payments on notes is therefore especially dependent on such tax receipts, proceeds from bond sales or other revenues, as the case may be. Municipal commercial paper is a debt obligation with a stated maturity of 270 days or less that is issued to finance seasonal working capital needs or as short-term financing in anticipation of longer-term debt.

     The Master Portfolio will invest in 'high-quality'(as that term is defined in Rule 2a-7 of the 1940 Act) long-term municipal bonds, municipal notes and short-term commercial paper, with remaining maturities not exceeding 13 months.

     Other Investment Companies.
     --------------------------

     The Master Portfolio may invest in shares of other open-end investment companies that invest exclusively in high-quality short-term securities subject. The Master Portfolio may also purchase shares of exchange listed closed-end Master Portfolios.

     Participation Interests.
     -----------------------

     The Fund may invest in participation interests in any type of security in which the Fund may invest. A participation interest gives the Fund an undivided interest in the underlying securities in the proportion that the Fund's participation interest bears to the total principal amount of the underlying securities.

     Pass-Through Obligations.
     ------------------------

     Certain of the debt obligations in which the Master Portfolio may invest may be pass-through obligations that represent an ownership interest in a pool of mortgages and the resultant cash flow from those mortgages. Payments by homeowners on the loans in the pool flow through to certificate holders in amounts sufficient to repay principal and to pay interest at the pass-through rate. The stated maturities of pass-through obligations may be shortened by unscheduled prepayments of principal on the underlying mortgages. Therefore, it is not possible to predict accurately the average maturity of a particular pass-through obligation. Variations in the maturities of pass-through obligations will affect the yield of any Master Portfolio investing in such obligations. Furthermore, as with any debt obligation, fluctuations in interest rates will inversely affect the market value of pass-through obligations.

     Repurchase Agreements.
     ----------------------

     The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, although the underlying security may mature in more than thirteen months. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. Securities acquired as collateral by the Master Portfolio under a repurchase agreement will be held in a segregated account at a bank. The Master Portfolio may enter into repurchase agreements only with respect to securities of the type in which it may invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by the Master Portfolio under the 1940 Act.

     Rule 144A.
     ---------

     It is possible that unregistered securities, purchased by the Master Portfolio in reliance upon Rule 144A under the Securities Act of 1933, could have the effect of increasing the level of the Master Portfolio's illiquidity to the extent that qualified institutional buyers become, for a period, uninterested in purchasing these securities.

     Unrated Investments.
     -------------------

     The Master Portfolio may purchase instruments that are not rated if, in the opinion of BGFA, such obligations are of investment quality comparable to other rated investments that are permitted for purchase by the Master Portfolio, if they are purchased in accordance with the Master Portfolio's procedures adopted by the Trust's Board of Trustees in accordance with Rule 2a-7 under the 1940 Act. Such procedures require approval or ratification by the Trustees of the purchase of unrated securities. After purchase by the Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Master Portfolio. Neither event will require an immediate sale of such security by the Master Portfolio provided that, when a security ceases to be rated, the Trust's Board of Trustees determines that such security presents minimal credit risks and, provided further that, when a security rating is downgraded below the eligible quality for investment or no longer presents minimal credit risks, the Board finds that the sale of such security would not be in the Master Portfolio's interestholder's best interests.

     To the extent the ratings given by a nationally recognized statistical ratings organization ("NRSRO") may change as a result of changes in such organizations or their rating systems, the Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in the Prospectus and in this SAI. The ratings of NRSROs are more fully described in the SAI Appendix.

     U.S. Government Obligations. The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

ITEM 13.  MANAGEMENT OF THE TRUST.

     The following information supplements and should be read in conjunction with the Part A section entitled "Management of the Master Portfolio." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of the MIP, as defined in the 1940 Act, is indicated by an asterisk.

                                                                             Principal Occupations
Name, Address and Age                            Position                     During Past 5 Years
---------------------                            --------                    ---------------------
Jack S. Euphrat, 76                               Trustee                    Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 47                               Trustee,                   Executive Vice President of
                                                  President                  Stephens; President of Stephens
                                                  and Chairman               Insurance Services Inc.; Senior
                                                                             Vice President of Stephens
                                                                             Sports Management Inc.; and
                                                                             President of Investors
                                                                             Brokerage Insurance Inc.

W. Rodney Hughes, 72                              Trustee                    Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Richard H. Blank, Jr., 42                         Chief Operating Officer,   Vice President of Stephens;
                                                  Secretary and Treasurer    Director of Stephens Sports
                                                                             Management Inc.; and Director of
                                                                             Capo Inc.

                              Compensation Table
                  For the Fiscal Year Ended February 28, 1999

                                                                                       Total  Compensation
                                              Aggregate Compensation                     from Registrant
         Name and Position                       from Registrant                         and Fund Complex
         -----------------                       ---------------                         ----------------
Jack S. Euphrat                                    $    0                                     $5,000
   Trustee

*R. Greg Feltus                                    $    0                                     $    0
   Trustee

Thomas S. Goho                                     $    0                                     $5,000
   Trustee

W. Rodney Hughes                                   $    0                                     $4,500
   Trustee

*J. Tucker Morse                                   $    0                                     $4,500
   Trustee

     Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF"), formerly known as MasterWorks Funds Inc., are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by BGIF and MIP for their services as Directors/Trustees to the company and Trust. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF.

     As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.


ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     As of May 31, 1999, the interestholders identified below were know by the Trust to own 5% or more of the outstanding voting securities of the Money Market Master Portfolio. Approximate percentages are indicated in the table below:

                Name and Address             Percentage of
               of Interestholder             Master Portfolio
          ----------------------------       ----------------
          BGIF Money Market Fund                  73.00%
          111 Center Street
          Little Rock, Arkansas 72201

          Hewitt Money Market Fund                26.98%
          100 Half Day Road
          Lincolnshire, Illinois 60069

     For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that a shareholder identified in the forgoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, it may be presumed to control the Master Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

     The following information supplements and should be read in conjunction with Item 6 in Part A.

     Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract (the "Advisory Contract") with MIP. As to the Master Portfolio, the Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Contract is terminable without penalty, on 60 days' written notice, by either party and will terminate automatically in the event of its assignment (as defined in the 1940

Act). For the period beginning September 1, 1998 and ended February 28, 1999, the Master Portfolio paid BGFA $104,611 in advisory fees, without waivers.

     Co-Administrators. Stephens and BGI are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio' non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio' business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to the Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

     Placement Agent. Stephens is the placement agent for the Master Portfolio. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

     Custodian. IBT currently acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

     Transfer and Dividend Disbursing Agent. IBT also acts as the Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

     Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio' and MIP's operations.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

     General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services.

     Portfolio Turnover. Because the portfolio of the Master Portfolio consists of securities with relatively short-term maturities, the Master Portfolio expects to experience high portfolio turnover. A high portfolio turnover rate should not adversely affect the Master Portfolio since portfolio transactions ordinarily will be made directly with principals on a net basis and, consequently, the Master Portfolio usually will not incur brokerage expenses or excessive transaction costs.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

     Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue shares of beneficial interests in the Master Portfolio. Investors in the Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

     Each investor is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in the MIP. Investors in the MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

     Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of the Master Portfolio affected by such matter. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

     The following information supplements and should be read in conjunction with Item 7 in Part A.

     Purchase of Securities. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Payment for shares of the Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

     Suspension of Redemptions. The right of redemption of Master Portfolio shares may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master Portfolio' investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the Master Portfolio's interestholders.

     Pricing of Securities. The Master Portfolio uses the amortized cost method to determine the value of its portfolio securities pursuant to Rule 2a-7 under the 1940 Act. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods during which the value, as determined by amortized cost, is higher or lower than the price that the Master Portfolio would receive if the security were sold. During these periods the yield to a shareholder may differ somewhat from that which could be obtained from a similar Master Portfolio that uses a method of valuation based upon market prices. Thus, during periods of declining interest rates, if the use of the amortized cost method resulted in a lower value of the Master Portfolio's portfolio on a particular day, a prospective investor in the Master Portfolio would be able to obtain a somewhat higher yield than would result from investment in the Master Portfolio using solely market values, and existing Master Portfolio interestholders would receive correspondingly less income. The converse would apply during periods of rising interest rates.

     Rule 2a-7 provides that in order to value its portfolio using the amortized cost method, the Money Market Master Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase securities having remaining maturities (as defined in Rule 2a-7) of thirteen months or less and invest only in those high-quality securities that are determined by the Board of Directors to present minimal credit risks. The maturity of an instrument is generally deemed to be the period remaining until the date when the principal amount thereof is due or the date on which the instrument is to be redeemed. However, Rule 2a-7 provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable- and floating-rate instruments subject to demand features.

     New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19.  TAXATION OF THE TRUST.

     MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor in the Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio's ordinary income and capital gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     MIP's taxable year-end is the last day of December. Although MIP will not be subject to Federal income tax, it will file appropriate federal income tax returns.

     The Master Portfolio's assets, income and distributions will be managed in such a way that an investor in the Master Portfolio may satisfy the requirements of Subchapter M of the Code, by investing substantially all of its investable assets in the Master Portfolio. Investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Master Portfolio.

ITEM 20.  UNDERWRITERS.

     The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio of MIP.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

     Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

     KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

                                   APPENDIX

     Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P

Bond Ratings

"AAA"

     Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

     Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

     Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

     Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

     S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

Commercial Paper Rating

     The designation A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is strong. However, the relative degree of safety is not as high as for issues designated A-1.

Moody's

Bond Ratings

"Aaa"

     Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

     Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

"A"

     Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

     Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Commercial Paper Rating

     The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

     Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch

Bond Ratings

     The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

"AAA"

     Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

     Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

     Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

     Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

     Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Short-Term Ratings

     Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

     Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

"F-1+"

     Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

     Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

"F-2"

     Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the F-1+ and F-1 categories.

Duff

Bond Ratings

"AAA"

     Bonds rated AAA are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

"AA"

     Bonds rated AA are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

"A"

     Bonds rated A have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

"BBB"

     Bonds rated BBB are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

     Plus (+) and minus (-) signs are used with a rating symbol (except AAA) to indicate the relative position of a credit within the rating category.

Commercial Paper Rating

     The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

IBCA

Bond and Long-Term Ratings

     Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated AA by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

Commercial Paper and Short-Term Ratings

     The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

International and U.S. Bank Ratings

     An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from 1 through 5, address the question of whether the bank would receive support provided by central banks or interestholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from A through E, represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

Bank Watch

     BankWatch ratings are based upon a qualitative and quantitative analysis of all segments of the organization including, where applicable, holding company and operating subsidiaries. BankWatch ratings do not constitute a recommendation to buy or sell securities of any of these companies. Further, BankWatch does not suggest specific investment criteria for individual clients.

     BankWatch long-term ratings apply to specific issues of long-term debt and preferred stock. The long-term ratings specifically assess the likelihood of untimely payment of principal or interest over the term to maturity of the rated instrument. The following are the three highest investment grade ratings used by BankWatch for long-term debt:

          AAA -- The highest category; indicates ability to repay principal and interest on a timely basis is extremely high.

          AA -- The second highest category; indicates a very strong ability to repay principal and interest on a timely basis with limited incremental risk versus issues rated in the highest category.

          A -- The third highest category; indicates the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.


     The BankWatch short-term ratings apply to commercial paper, other senior short-term obligations and deposit obligations of the entities to which the rating has been assigned. The BankWatch short-term ratings specifically assess the likelihood of an untimely payment of principal or interest.

          TBW-1 -- The highest category; indicates a very high likelihood that principal and interest will be paid on a timely basis.

          TBW-2 -- The second highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1".

                                   APPENDIX

PORTFOLIO SECURITIES.

     To the extent set forth in this offering document, the Master Portfolio may invest in the securities described below.

     Ratings -- The ratings of Moody's, S&P, Fitch and Duff represent their opinions as to the quality of the obligations which they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Therefore, although these ratings may be an initial criterion for selection of portfolio investments, BGFA also will evaluate such obligations and the ability of their issuers to pay interest and principal. The Master Portfolio will rely on BGFA's judgment, analysis and experience in evaluating the creditworthiness of an issuer. In this evaluation, BGFA will take into consideration, among other things, the issuer's financial resources, its sensitivity to economic conditions and trends, the quality of the issuer's management and regulatory matters. It also is possible that a rating agency might not timely change the rating on a particular issue to reflect subsequent events. See Item 4, "Description of Registrant -- Risk Factors -- Fixed-Income Securities."

                          MASTER INVESTMENT PORTFOLIO

                      U.S. EQUITY INDEX MASTER PORTFOLIO

                 PART B -- STATEMENT OF ADDITIONAL INFORMATION

                                 July 1, 1999

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

     Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated July 1, 1999. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-800-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

                               Table Of Contents

                                                                                                      Page
                                                                                                      ----
Trust History......................................................................................     1
Description of the Master Portfolio and Its Investments and Risks..................................     2
Management of the Trust............................................................................     9
Control Persons and Principal Holders of Securities................................................    10
Investment Advisory and Other Services.............................................................    10
Brokerage Allocation and Other Practices...........................................................    11
Capital Stock and Other Securities.................................................................    12
Purchase, Redemption and Pricing of Interests......................................................    12
Taxation of the Trust..............................................................................    13
Underwriters.......................................................................................    14
Calculations of Performance Data...................................................................    14
Financial Statements...............................................................................    14
Appendix...........................................................................................   A-1

ITEM 11.  TRUST HISTORY.

     MIP is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering one of its diversified portfolios -the U.S. Equity Index Master Portfolio (the "Master Portfolio"). The Master Portfolio is treated as a separate entities for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold shares of beneficial interest ("interests") in the Master Portfolio are sometimes referred to herein as "feeder funds."

ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

     The following information supplements and should be read in conjunction with Item 4 in Part A.

     Investment Objectives. The Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks -- Investment Objectives," of Part A. The Master Portfolio's investment objective can be changed by MIP's Board of Trustees without interestholder approval. The objectives and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objectives of the Master Portfolio will be achieved.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting securities. The Master Portfolio may not:

     (1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

     (2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

     (3) Invest in commodities, except that the Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

     (4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

     (5) Borrow money, except to the extent permitted under the 1940 Act, provided that the Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets. For purposes of this investment restriction, the Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

     (6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and the MIP's Board of Trustees.

     (7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

     (8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries and except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) any industry in which the Wilshire 4500 Index becomes concentrated to the same degree during the same period, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry).

     (9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

     (1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of the Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

     (2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

     (3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

     To the extent set forth in this offering document, the Master Portfolio may
invest in the securities described below.    The investment policies,
strategies, techniques and restrictions employed by the Master Portfolio in pursuing its investment objective vis-a-vis the Wilshire 5000 Index are substantially similar to those employed by the Underlying Portfolios in pursuing their respective investment objectives vis-a-vis their respective benchmarks. Unless otherwise indicated, references to the investment policies, strategies, techniques and restrictions of the Master Portfolio also are references to the investment policies, strategies, techniques and restrictions of the Underlying Portfolios in which the Master Portfolio invests substantially all of its assets.

     Short-Term Instruments and Temporary Investments.
     ------------------------------------------------

     The Master Portfolio may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of interestholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolio may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA or Wells Fargo Bank; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA or Wells Fargo Bank are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

     Bank Obligations. The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

     Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

     Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation.

     Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

     Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the Federal Deposit Insurance Corporation (the "FDIC"). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit ("CDs") may be purchased by the Master Portfolio are insured by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by the Master Portfolio generally are required, among other things, to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

     Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits ("TDs"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and/or governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

     Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

     In addition, federal branches licensed by the Comptroller of the Currency and branches licensed by certain states ("State Branches") may be required to:
(1) pledge to the appropriate regulatory authority, by depositing assets with a designated bank within the relevant state, a certain percentage of their assets as fixed from time to time by such regulatory authority; and (2) maintain assets within the relevant state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state.
The deposits of federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

     In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign branches of domestic banks, by foreign subsidiaries of domestic banks, by foreign branches of foreign banks or by domestic branches of foreign banks, BGFA carefully evaluates such investments on a case-by-case basis.

     The Master Portfolio may purchase CDs issued by banks, savings and loan associations and similar thrift institutions with less than $1 billion in assets, provided that such institutions are members of the FDIC, and further provided such Master Portfolio purchases any such CD in a principal amount of not more than $100,000, which amount would be fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC. Interest payments on such a CD are not insured by the FDIC. The Master Portfolio will not own more than one such CD per such issuer.

     Commercial Paper and Short-Term Corporate Debt Instruments. The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser and/or sub-adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

     The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser and/or sub-adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

     Repurchase Agreements. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually-agreed upon time and price. The period of maturity is usually quite short, often overnight or a few days, although it may extend over a number of months. The Master Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Master Portfolio, and all repurchase transactions must be collateralized. The Master Portfolio may incur a loss on a repurchase transaction if the seller defaults and the value of the underlying collateral declines or is otherwise limited or if receipt of the security or collateral is delayed. The Master Portfolio may participate in pooled repurchase agreement transactions with other funds advised by BGFA.

     The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, although the underlying security may mature in more than thirteen months. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. The Master Portfolio's custodian has custody of, and holds in a segregated account, securities acquired as collateral by the Master Portfolio under a repurchase agreement. Repurchase agreements are considered by the staff of the SEC to be loans by the Master Portfolio. The Master Portfolio may enter into repurchase agreements only with respect to securities of the type in which it may invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. The investment adviser monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

     Floating- and Variable-Rate Obligations.
     ---------------------------------------

     The Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio , as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Fund may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

     U.S. Government Obligations.
     ---------------------------

     The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

     Illiquid Securities.
     -------------------

     The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

     Investment Company Securities.
     -----------------------------

     The Master Portfolio may invest in securities issued by other open-end, management investment companies to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company and
(iii) 10% of the Master Portfolio's net assets with respect to all such companies in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolio also may purchase interests in exchange-listed closed-end funds to the extent permitted under the 1940 Act.

     Futures Contracts and Options Transactions.
     ------------------------------------------

     The Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities.

     A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

     Although the Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Master Portfolio to substantial losses. If it is not possible, or if the Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

     Stock Index Futures and Options on Stock Index Future. The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when the Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

     Index Swaps. The Master Portfolio may enter into index swaps in pursuit of its investment objective. Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

     The use of index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

     Future Developments. The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

     Loans of Portfolio Securities.
     -----------------------------

     The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) in order to increase its portfolio's return. The value of the loaned securities may not exceed one-third of the Master Portfolio's total assets and loans of portfolio securities are fully collateralized based on values that are market-to-market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year. The principal risk of portfolio lending is potential default or insolvency of the borrower. In either of these cases, the Master Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. The Master Portfolio may pay reasonable administrative and custodial fees in connection with loans of portfolio securities and may pay a portion of the interest or fee earned thereon to the borrower or a placing broker.

     The Master Portfolio may only lend securities from its portfolio if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Master Portfolio's investment adviser or such-adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolio does not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that the Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master

Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolio will not lend securities having a value that exceeds one-third of the current value of their respective total assets. Loans of securities by the Master Portfolio are subject to termination at the Master Portfolio's or the borrower's option. The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolio, BGFA or Stephens.

     Forward Commitments, When-Issued Purchases and Delayed-Delivery
     ---------------------------------------------------------------
Transactions.
------------

     The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

     Borrowing Money.
     ---------------

     As a fundamental policy, the Master Portfolio is permitted to borrow to the extent permitted under the 1940 Act. However, the Master Portfolio currently intends to borrow money only for temporary or emergency (not leveraging) purposes, and may borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made.

ITEM 13.  MANAGEMENT OF THE TRUST.

     The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of MIP, as defined in the 1940 Act, is indicated by an asterisk.

                                                                            Principal Occupations
Name, Address and Age                   Position                           During Past 5 Years
---------------------                   --------                       ---------------------------
Jack S. Euphrat, 76                     Trustee                        Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 47                     Trustee,                       Executive Vice President of
                                        Chairman and President         Stephens; President of Stephens
                                                                       Insurance Services Inc.; Senior
                                                                       Vice President of Stephens Sports
                                                                       Management Inc.; and President of
                                                                       Investors Brokerage Insurance Inc.

W. Rodney Hughes, 72                    Trustee                        Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Richard H. Blank, Jr., 42               Chief Operating Officer,       Vice President of Stephens;
                                         Secretary and Treasurer       of Stephens Sports
                                                                       Management Inc.; and
                                                                       Director of Capo Inc.

                              Compensation Table
                  For the Fiscal Year Ended February 28, 1999

                                                          Total  Compensation
                           Aggregate Compensation            from Registrant
Name and Position             from Registrant               and Fund Complex
-----------------             ---------------               ----------------
Jack S. Euphrat                      $0                           $5,000
   Trustee

*R. Greg Feltus                      $0                           $    0
   Trustee

Thomas S. Goho                       $0                           $5,000
   Trustee

W. Rodney Hughes                     $0                           $4,500
   Trustee

*J. Tucker Morse                     $0                           $4,500
   Trustee

   Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF"), formerly known as MasterWorks Funds Inc., are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by BGIF and MIP for their services as Directors/Trustees to the company and Trust. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF.

     As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     As of May 31, 1999, the Broad Market Index Fund of Vantagepoint Funds owned approximately 99.99% of the outstanding voting securities of the Master Portfolio. As such, Vantagepoint Funds could each be considered a "controlling person" of the Master Portfolio for purposes of the 1940 Act. The principal address of Vantagepoint Funds is 777 North Capital Street, NE, Suite 600, Washington, D.C. 20002.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

     The following information supplements and should be read in conjunction with Item 6 in Part A.

     Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract ("BGFA Advisory Contract") with MIP, dated October 28, 1998. As to the Master Portfolio, the BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940
Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to the Master Portfolio, the BGFA Advisory Contract is terminable without penalty, on 60 days' written notice, by either party. The BGFA Advisory

Contract will terminate automatically, as to the Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

         Advisory Fees. BGFA is entitled to receive monthly fees at the annual rate of 0.01% of the average daily net assets of the Master Portfolio, 0.08% of the average daily net assets of the Extended Index Portfolio and 0.05% of the average daily net assets of the S&P 500 Index Portfolio (the "Underlying Portfolios") as compensation for its advisory services. The Master Portfolio bears its pro rata share of the advisory fees of the Underlying Portfolios. Based on these fee levels and the expected allocation of assets between the two Underlying Portfolios, the advisory fees payable to BGFA by the Master Portfolio on a combined basis will be approximately 0.07% of the average daily net assets of the Master Portfolio. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

         Co-Administrators. Stephens and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the fees payable to BGFA and other than custodial fees of up to 0.01% payable after the first two years of the Master Portfolio's operations. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.01% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses.

         Placement Agent. Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent to the Master Portfolio.

         Custodian. IBT acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02111. During the first two years of the Master Portfolio's operations, IBT will be entitled to receive compensation for its custodial services from Stephens and BGI. Thereafter, IBT will be entitled to receive custodial fees of up to 0.01% from the Master Portfolio.

         Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

         Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 16.  BROKERAGE ALLOCATION AND  OTHER PRACTICES.

          General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. High turnover rates over 100% are likely to result in comparatively greater brokerage expenses.

  Securities of Regular Broker/Dealers. On February 28, 1999, the Master Portfolio was not yet in operation and therefore did not own securities of its "regular brokers or dealers" or their parents, as defined in the 1940 Act.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

          Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue shares of beneficial interests in each Master Portfolio. Investors in a Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Master Portfolio. Upon liquidation or dissolution of a Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in a Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

          Each investor is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in the MIP. Investors in the MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

          Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

          The following information supplements and should be read in conjunction with Items 7 and 8 in Part A.

          Purchase of Securities. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the

1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

          Payment for shares of the Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

          Suspension of Redemptions. The right of redemption of Master Portfolio shares may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolios ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master Portfolios' investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the Master Portfolio's interestholders.

          Pricing of Securities. The securities of the Master Portfolio, including covered call options written by the Master Portfolio, are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with such guidelines.

          Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. BGFA and MIP's Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP's Board of Trustees.

          New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19.  TAXATION OF THE TRUST.

          MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a partnership for such purposes and, therefore, such Master Portfolio will not be subject to any federal income tax. However, each investor in a Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of such Master Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

          MIP's taxable year-end is the last day of December. Although MIP will not be subject to federal income tax, it will file appropriate federal income tax returns.

          The Master Portfolio's assets, income and distributions will be managed in such a way that an investor in the Master Portfolio may satisfy the requirements of Subchapter M of the Code, by investing substantially all of its investable assets in the Master Portfolio. Investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Master Portfolio.

ITEM 20.  UNDERWRITERS.

          The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

          Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

          KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

                                   APPENDIX

          Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P

Bond Ratings

"AAA"

          Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

          Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

          Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

          Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

          S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

Commercial Paper Rating

          The designation A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is strong. However, the relative degree of safety is not as high as for issues designated A-1.

Moody's

Bond Ratings

"Aaa"

          Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

          Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

"A"

          Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

          Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Commercial Paper Rating

          The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

          Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch

Bond Ratings

          The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

"AAA"

          Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

          Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

          Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

          Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

          Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Short-Term Ratings

          Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

          Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

"F-1+"

          Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

          Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

"F-2"

          Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the F-1+ and F-1 categories.

Duff

Bond Ratings

"AAA"

          Bonds rated AAA are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

"AA"

          Bonds rated AA are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

"A"

          Bonds rated A have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

"BBB"

          Bonds rated BBB are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

          Plus (+) and minus (-) signs are used with a rating symbol (except
AAA) to indicate the relative position of a credit within the rating category.

Commercial Paper Rating

          The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

IBCA

Bond and Long-Term Ratings

          Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated AA by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

Commercial Paper and Short-Term Ratings

          The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

International and U.S. Bank Ratings

          An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from 1 through 5, address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from A through E, represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                          MASTER INVESTMENT PORTFOLIO

                        EXTENDED INDEX MASTER PORTFOLIO

                 PART B -- STATEMENT OF ADDITIONAL INFORMATION

                                 July 1, 1999


ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

     Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated July 1, 1999. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-800-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Trust History...........................................................    1
Description of the Master Portfolio and Its Investments and Risks ......    2
Management of the Trust  ...............................................    9
Control Persons and Principal Holders of Securities.....................   10
Investment Advisory and Other Services..................................   10
Brokerage Allocation and Other Practices................................   11
Capital Stock and Other Securities......................................   12
Purchase, Redemption and Pricing of Interests...........................   12
Taxation of the Trust...................................................   13
Underwriters............................................................   14
Calculations of Performance Data........................................   14
Financial Statements....................................................   14
Appendix................................................................  A-1

ITEM 11.  TRUST HISTORY.

     MIP is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering one of its diversified portfolios - the Extended Index Master Portfolio (the "Master Portfolio"). The Master Portfolio is treated as a separate entities for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold shares of beneficial interest ("interests") in the Master Portfolio are sometimes referred to herein as "feeder funds."

ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

     The following information supplements and should be read in conjunction with Item 4 in Part A.

     Investment Objectives. The Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. The Master Portfolio's investment objective can be changed by MIP's Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objectives of the Master Portfolio will be achieved.

Investment Restrictions.

Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting securities. The Master Portfolio may not:

     (1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

     (2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

     (3) Invest in commodities, except that the Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

     (4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

     (5) Borrow money, except to the extent permitted under the 1940 Act, provided that the Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets. For purposes of this investment restriction, the Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

     (6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and the MIP's Board of Trustees.

     (7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

     (8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries and except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) any industry in which the Wilshire 4500 Index becomes concentrated to the same degree during the same period, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry).

     (9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are noon-fundamental policies.

     (1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of the Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

     (2) The Master Portfolio may not invest more than 15% of the Master Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

     (3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Fund's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

   Borrowing Money.
   ---------------

   As a fundamental policy, the Master Portfolio is permitted to borrow to the extent permitted under the 1940 Act. However, the Master Portfolio currently intends to borrow money only for temporary or emergency (not leveraging) purposes, and may borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made.

   Floating- and Variable-Rate Obligations.
   ---------------------------------------

   The Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

   Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.
   ----------------------------------------------------------------------------

   The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

   Futures Contracts and Options on Futures Contracts.
   --------------------------------------------------

   The Master Portfolio may enter into futures contracts and may purchase and write options thereon. Upon exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change would be reflected in the net asset value of the Master Portfolio.

   Future Developments. The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

   Stock Index Futures and Options on Stock Index Futures -- The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when the Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

   Index Swaps -- The Master Portfolio may enter into index swaps in pursuit of its investment objective. Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

   The use of index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

   Illiquid Securities.
   -------------------

   The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

   Investment Company Securities.
   -----------------------------

   The Master Portfolio may invest in securities issued by other open-end, management investment companies to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to:
(i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company and
(iii) 10% of the Master Portfolio's net assets with respect to all such companies in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolio may also purchase interests of exchange-listed closed-end funds to the extent permitted under the 1940 Act.

   Loans of Portfolio Securities.
   -----------------------------

   The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Master Portfolio's investment adviser or such-adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolio does not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that the Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolio will not lend securities having a value that exceeds one-third of the current value of their respective total assets. Loans of securities by the Master Portfolio are subject to termination at the Master Portfolio's or the borrower's option. The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolio, BGFA or Stephens.

   Repurchase Agreements.
   ---------------------

   The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, although the underlying security may mature in more than thirteen months. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. The Master Portfolio's custodian has custody of, and holds in a segregated account, securities acquired as collateral by the Master Portfolio under a repurchase agreement. Repurchase agreements are considered by the staff of the SEC to be loans by the Master Portfolio. The Master Portfolio may enter into repurchase agreements only with respect to securities of the type in which it may invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

   Short-Term Instruments and Temporary Investments.
   ------------------------------------------------

   The Master Portfolio may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of interestholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolio may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA or Wells Fargo Bank; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA or Wells Fargo Bank are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

   Bank Obligations -- The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

   Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

   Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation.

   Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

   Commercial Paper and Short-Term Corporate Debt Instruments -- The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser and/or sub-adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

   The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser and/or sub-adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

   U.S. Government Obligations -- The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

ITEM 13.  MANAGEMENT OF THE TRUST.

     The following information supplements and should be read in conjunction with the Part A section entitled "Management of the Master Portfolio." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of the MIP, as defined in the 1940 Act, is indicated by an asterisk.

                                                                                   Principal Occupations
             Name, Address and Age                        Position                  During Past 5 Years
             ---------------------                        --------                  -------------------
Jack S. Euphrat, 76                            Trustee                          Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 47                            Trustee, Chairman                Executive Vice President of
                                               and President                    Stephens; President of Stephens
                                                                                Insurance Services Inc.; Senior
                                                                                Vice President of Stephens
                                                                                Sports Management Inc.; and
                                                                                President of Investors
                                                                                Brokerage Insurance Inc.


W. Rodney Hughes, 72                           Trustee                          Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Richard H. Blank, Jr., 42                      Chief Operating Officer,         Vice President of Stephens;
                                               Secretary and Treasurer          Director of Stephens Sports
                                                                                Management Inc.; and Director of
                                                                                Capo Inc.

                               Compensation Table
                  For the Fiscal Year Ended February 28, 1999

                                                                                       Total  Compensation
                                              Aggregate Compensation                     from Registrant
         Name and Position                       from Registrant                         and Fund Complex
         -----------------                       ---------------                         ----------------
Jack S. Euphrat                                    $        0                                 $  5,000
   Trustee

*R. Greg Feltus                                    $        0                                 $      0
   Trustee

Thomas S. Goho                                     $        0                                 $  5,000
   Trustee

W. Rodney Hughes                                   $        0                                 $  4,500
   Trustee

*J. Tucker Morse                                   $        0                                 $  4,500
   Trustee


     Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF"), formerly known as MasterWorks Funds Inc., are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by BGIF and MIP for their services as Directors/Trustees to the company and Trust. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF.

     As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.


ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     As of May 31, 1999, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting securities of the Extended Index Master Portfolio. Approximate percentages are indicated in the table below:

               Name and Address                        Percentage of
               of Interestholder                       Master Portfolio
          -----------------------------                ----------------
          MIP U.S. Equity Index Master Portfolio            87.58%
          111 Center Street
          Little Rock, Arkansas 72201

          Vantagepoint Mid/Small Company Index Fund         12.11%
          777 North Capital Street, NE, Suite 600
          Washington, DC 20002

     For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that a shareholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, it may be presumed to control the Master Portfolio.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

     The following information supplements and should be read in conjunction with Item 6 in Part A.

     Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract ("BGFA Advisory Contract") with MIP, dated October 28, 1998. As to the Master Portfolio, the BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940
Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to the Master Portfolio, the BGFA Advisory Contract is terminable without penalty, on 60 days' written notice, by either party. The BGFA Advisory Contract will terminate automatically, as to the Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

     Advisory Fees. BGFA is entitled to receive monthly fees at the annual rate of 0.08% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

     Co-Administrators. Stephens and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the fees payable to BGFA and other than custodial fees of up to 0.01% payable after the first two years of the Master Portfolio's operations. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.02% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses.

     Placement Agent. Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent to the Master Portfolio.

     Custodian. IBT acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02111. During the first two years of the Master Portfolio's operations, IBT will be entitled to receive compensation for its custodial services from Stephens and BGI. Thereafter, IBT will be entitled to receive custodial fees of up to 0.01% from the Master Portfolio.

     Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

     Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

     General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. High turnover rates over 100% are likely to result in comparatively greater brokerage expenses.

     Securities of Regular Broker/Dealers. On February 28, 1999, the Master Portfolio was not yet in operation and therefore did not own securities of its "regular brokers or dealers" or their parents, as defined in the 1940 Act.

     Brokerage Commissions. For the period beginning February 22, 1999, (the Master Portfolio's inception date) and ended February 28, 1999 (the Master Portfolio's fiscal year end), the Master Portfolio paid brokerage commissions in the amount of $125,052. None of the brokerage commissions were paid to affiliated brokers.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

     Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue shares of beneficial interests in each Master Portfolio. Investors in a Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Master Portfolio. Upon liquidation or dissolution of a Master

Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in a Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

     Each investor is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in the MIP. Investors in the MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

     Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

     The following information supplements and should be read in conjunction with Item 7 in Part A.

     Purchase of Securities. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Payment for shares of the Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

     Suspension of Redemptions. The right of redemption of Master Portfolio shares may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolios ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master Portfolios' investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the Master Portfolio's interestholders.

     Pricing of Securities. The securities of the Master Portfolio, including covered call options written by the Master Portfolio, are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with such guidelines.

     Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. BGFA and MIP's Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP's Board of Trustees.

     New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr's Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

     MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a partnership for such purposes and, therefore, such Master Portfolio will not be subject to any federal income tax. However, each investor in a Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of such Master Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     MIP's taxable year-end is the last day of December. Although MIP will not be subject to federal income tax, it will file appropriate federal income tax returns.

     The Master Portfolio's assets, income and distributions will be managed in such a way that an investor in the Master Portfolio may satisfy the requirements of Subchapter M of the Code, by investing substantially all of its investable assets in the Master Portfolio. Investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Master Portfolio.

ITEM 20. UNDERWRITERS.

     The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

     Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

     KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111. Such auditors expressed an unqualified opinion on the financial statements of the MIP.

                                   APPENDIX

     Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P

Bond Ratings

"AAA"

     Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

     Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

     Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

     Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

     S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

Commercial Paper Rating

     The designation A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is strong. However, the relative degree of safety is not as high as for issues designated A-1.

Moody's

Bond Ratings

"Aaa"

     Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

          Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

"A"

          Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

          Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Commercial Paper Rating

          The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

          Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch

Bond Ratings

          The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

"AAA"

          Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

          Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

          Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

          Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

          Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Short-Term Ratings

          Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

          Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

"F-1+"

          Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

          Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

"F-2"

          Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the F-1+ and F-1 categories.

Duff

Bond Ratings

"AAA"

          Bonds rated AAA are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

"AA"

          Bonds rated AA are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

"A"

          Bonds rated A have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

"BBB"

          Bonds rated BBB are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

          Plus (+) and minus (-) signs are used with a rating symbol (except
AAA) to indicate the relative position of a credit within the rating category.

Commercial Paper Rating

          The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

IBCA

Bond and Long-Term Ratings

          Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated AA by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

Commercial Paper and Short-Term Ratings

          The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

                          MASTER INVESTMENT PORTFOLIO

                               File No. 811-8162

                                    PART C

                               OTHER INFORMATION

Item 23.    Exhibits
--------    --------

   Exhibit
   Number                               Description
   -------                              -----------

    1(a)                 -  Amended and Restated Declaration of Trust,
                            incorporated by reference to the Registration
                            Statement on Form N-1A, filed November 15, 1993, and
                            August 31, 1998.

    1(b)                 -  Certificate of Trust, incorporated by reference to
                            the Registration Statement on Form N-1A, filed
                            November 15, 1993, and August 31, 1998.

    1(c )                -  Amendment to the Amended and Restated Agreement and
                            Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed
                            August 31, 1998.

    1(d)                 -  Certificate of Amendment to the Certificate of
                            Trust, incorporated by reference to the Registration
                            Statement on Form N-1A, filed September 9, 1998.

    2                    -  By-Laws, incorporated by reference to the
                            Registration Statement on Form N-1A filed November
                            15, 1993.

    3                    -  Not Applicable.

    4(a)                 -  Investment Advisory Contract by and among BZW
                            Barclays Global Fund Advisors and Master Investment
                            Portfolio dated January 1, 1996, on behalf of the LifePath 2000 Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration
                            Statement, filed January 5, 1996.

    4(b)                 -  Investment Advisory Contract by and among BZW
                            Barclays Global Fund Advisors and Master Investment
                            Portfolio dated January 1, 1996, on behalf of the LifePath 2010 Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration
                            Statement, filed January 5, 1996.

    4(c)                 -  Investment Advisory Contract by and among BZW
                            Barclays Global Fund Advisors and Master Investment
                            Portfolio dated January 1, 1996, on behalf of the LifePath 2020 Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration
                            Statement, filed January 5, 1996.

    4(d)                 -  Investment Advisory Contract by and among BZW
                            Barclays Global Fund Advisors and Master Investment
                            Portfolio dated January 1, 1996, on behalf of the LifePath 2030 Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration
                            Statement, filed January 5, 1996.

   Exhibit
   Number                               Description
   ------                               -----------

    4(e)                 -  Investment Advisory Contract by and among BZW
                            Barclays Global Fund Advisors and Master Investment
                            Portfolio dated January 1, 1996, on behalf of the LifePath 2040 Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration
                            Statement, filed January 5, 1996.

    4(f)                 -  Investment Advisory Contract by and among BZW
                            Barclays Global Fund Advisors and Master Investment
                            Portfolio dated January 1, 1996, on behalf of the Bond Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration
                            Statement, filed January 5, 1996.

    4(g)                 -  Investment Advisory Contract by and among BZW
                            Barclays Global Fund Advisors and Master Investment
                            Portfolio dated January 1, 1996, on behalf of the Asset Allocation Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration
                            Statement, filed January 5, 1996.

    4(h)                 -  Investment Advisory Contract by and among BZW
                            Barclays Global Fund Advisors and Master Investment
                            Portfolio dated January 1, 1996, on behalf of the S&P 500 Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration
                            Statement, filed January 5, 1996.

    4(i)                 -  Investment Advisory Contract by and among BZW
                            Barclays Global Fund Advisors and Master Investment
                            Portfolio dated January 1, 1996, on behalf of the U.S. Treasury Allocation Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

    4(j)                 -  Investment Advisory Contract by and among Barclays
                            Global Fund Advisors and Master Investment Portfolio dated June 11, 1998, on behalf of the Money Market
                            Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed
                            February 22, 1999.

    4(k)                 -  Investment Advisory Contract by and among Barclays
                            Global Fund Advisors and Master Investment Portfolio dated October 28, 1998, on behalf of the Extended
                            Index Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed
                            February 22, 1999.

    4(l)                 -  Investment Advisory Contract by and among Barclays
                            Global Fund Advisors and master Investment Portfolio dated October 28, 1998, on behalf of the U.S. Equity
                            Index Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed
                            February 22, 1999.

    5                    -  Placement Agency Agreement with Stephens Inc. on
                            behalf of each Master Portfolio, incorporated by reference to Amendment No. 4 to the Registration
                            Statement, filed on June 28, 1996, incorporated by reference to Amendment No. 9 to the Registration
                            Statement, filed February 22, 1999.

    7                    -  Custody Agreement with Investors Bank & Trust, N.A.
                            dated October 21, 1996 on behalf of each Master
                            Portfolio, incorporated by reference to Amendment
                            No. 9 to the Registration Statement, filed February
                            22, 1999.

   Exhibit
   Number                               Description
   ------                               -----------

    8(a)                 -  Co-Administration Agreement with Stephens Inc. and
                            Barclays Global Investors, N.A. dated October 21,
                            1996 on behalf of each Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

    8(b)                 -  Sub-Administration Agreement with Investors Bank &
                            Trust and Barclays Global Investors, N.A. dated
                            October 21, 1996 on behalf of each Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

    8(c)                 -  Third Party Feeder Fund Agreement with Massmutual
                            Institutional Funds and Massachusetts Mutual Life
                            Insurance Company dated February 27, 1998, incorporated by reference to Amendment No. 6 to the Registration Statement, filed June 30, 1998.

    8(d)                 -  Third Party Feeder Fund Agreement by and among
                            Strong Equity Funds, Inc., Strong Funds
                            Distributors, Inc. and Master Investment Portfolio dated April 25, 1997, incorporated by reference to Amendment No. 7 to the Registration Statement, filed
                            August 31, 1998.

    8(e)                 -  Third Party Feeder Fund Agreement by and among
                            Hewitt Series Funds, Hewitt Services LLC and Master
                            Investment Portfolio dated September 1, 1998, filed herewith.

    8(f)                 -  Third Party Feeder Fund Agreement by and among
                            Diversified Investors Stock Index Fund, Diversified
                            Investors Securities Corporation and Master
                            Investment Portfolio dated March 1, 1999, filed herewith.

    8(g)                 -  Third Party Feeder Fund Agreement by and among
                            E*Trade Funds, E*Trade Securities and Master
                            Investment Portfolio dated February 3, 1999, filed herewith.

    8(h)                 -  Third Party Feeder Fund Agreement by and among
                            Vantagepoint Funds, ICMA - RC Services, LLC and
                            Master Investment Portfolio dated March 1, 1999, filed herewith.

    8(i)                 -  Third Party Feeder Fund Agreement by and among
                            INTRUST SERIES TRUST, BISYS Fund Services, BISYS
                            Fund Services, Inc., INTRUST Bank, N.A., Investors
                            Bank & Trust Company and Master Investment Portfolio dated December 21, 1998, filed herewith.

    9                    -  Not Applicable.

    10                   -  Consent of Independent Auditors, filed herewith.

    11                   -  Not Applicable.

    12                   -  Not Applicable.

    13                   -  Distribution Plan on behalf of the LifePath Master
                            Portfolios, incorporated by reference to Amendment
                            No. 3 to the Registration Statement, filed January
                            5, 1996.

   Exhibit
   Number                               Description
   -------                              -----------

    14                   -  Financial Data Schedules for the fiscal period ended
                            February 28, 1999, incorporated by reference to the Form N-SAR, filed on April 28, 1999.

    15                   -  Not Applicable

    19                   -  Powers of Attorney for Jack S. Euphrat, R. Greg
                            Feltus, Thomas S. Goho, W. Rodney Hughes and J.
                            Tucker Morse, incorporated by reference to Amendment
                            No. 5 to the Registration Statement, filed June 30,
                            1997.

Item 24.  Persons Controlled by or Under Common Control with Registrant
-------   -------------------------------------------------------------

          No person is controlled by or under common control with the Registrant.

Item 25.  Indemnification
-------   ---------------

          Reference is made to Article IX of the Registrant's Declaration of Trust. The application of these provisions is limited by Article 10 of the Registrant's By-Laws and by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 26.  (a)  Business and Other Connections of Investment Adviser
-------        ----------------------------------------------------

          The LifePath 2000, LifePath 2010, LifePath 2020, LifePath 2030, LifePath 2040, Asset Allocation, Bond Index, S&P 500 Index, U.S. Treasury Allocation, Money Market, Extended Index and U.S. Equity Index Master Portfolios are advised by Barclays Global Fund Advisors ("BGFA"), a wholly-owned subsidiary of Barclays Global Investors, N.A. ("BGI"). BGFA's business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors.

          The directors and officers of BGFA consist primarily of persons who during the past two years have been active in the investment management business of the former sub-adviser to the Registrant, Wells Fargo Nikko Investment Advisors ("WFNIA") and, in some cases, the service business of BGI. Each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. To the knowledge of the Registrant, except as set forth below, none of the directors or executive officers of BGFA is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

Name and Position                  Principal Business(es) During at
at BGFA                            Least the Last Two Fiscal Years
-------                            -------------------------------

Patricia Dunn                 Director of BGFA and Co-Chairman and Director of
Director                      BGI 45 Fremont Street, San Francisco, CA 94105

Lawrence G. Tint              Chairman of the Board of Directors of BGFA and
Chairman and Director         Chief Executive Officer of BGI
                              45 Fremont Street, San Francisco, CA  94105

Geoffrey Fletcher             Chief Financial Officer of BGFA and BGI since May
                              1997 45 Fremont Street, San Francisco, CA 94105
                              Managing Director and Principal Accounting Officer at Bankers Trust Company from 1988 - 1997
                              505 Market Street, San Francisco, CA 94111


          Item 27.  Principal Underwriters
          -------   ----------------------

          (a) Stephens Inc., placement agent for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as principal underwriter for Life & Annuity Trust, Barclays Global Investors Funds, Inc., Stagecoach Funds, Inc., Stagecoach Trust, Nations Fund, Inc., Nations Fund Trust, Nations Fund Portfolios, Inc., Nations LifeGoal Funds, Inc. and Nations Institutional Reserves, and is the exclusive placement agent for Master Investment Portfolio, all of which are registered open-end management investment companies.

          (b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV and Schedules A and D filed by Stephens Inc. with the Securities and Exchange Commission pursuant to the Investment Advisors Act of 1940 (File No. 501-15510).

          (c)  Not Applicable

Item 28.  Location of Accounts and Records
-------   --------------------------------

          (a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201.

          (b) BGFA and BGI maintain all Records relating to their services as adviser and co-administrator, respectively, at 45 Fremont Street, San Francisco, California 94105.

          (c) Stephens maintains all Records relating to its services as sponsor, co- administrator and distributor at 111 Center Street, Little Rock, Arkansas 72201.

          (e) IBT maintains all Records relating to its services as sub-administrator and custodian at 89 South Street, Boston, Massachusetts 02111.

Item 29.  Management Services
-------   -------------------

          Other than as set forth under the captions "Item 6, Management, Organization and Capital Structure" in Part A of this Registration Statement, and "Item 13, Management of the Trust" and "Item 15, Investment Advisory and Other Services" in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 30.  Undertakings
-------   ------------

     Not applicable.

                                  SIGNATURES

          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Little Rock, State of Arkansas on the 29th day of June, 1999.

                                   MASTER INVESTMENT PORTFOLIO


                                   By  /s/ Richard H. Blank, Jr.
                                      -----------------------------
                                   (Richard H. Blank, Jr.)
                                   Secretary and Treasurer
                                   (Principal Financial Officer)


     Signature                     Title
     ---------                     -----

         *                         Trustee, Chairman and President
-----------------------------
(R. Greg Feltus)                   (Principal Executive Officer)

/s/ Richard H. Blank, Jr           Secretary and Treasurer
-----------------------------
(Richard H. Blank, Jr.)            (Principal Financial Officer)

         *                         Trustee
-----------------------------
(Jack S. Euphrat)

         *                         Trustee
-----------------------------
(W. Rodney Hughes)

*By: /s/ Richard H. Blank, Jr
     ------------------------
     Richard H. Blank, Jr.
     As Attorney-in-Fact
     June 29, 1999

                          MASTER INVESTMENT PORTFOLIO

                               File No. 811-8162

                                 EXHIBIT INDEX

Exhibit
Number                             Description
---------                          -----------
EX-99.B8(e)       .  Third Party Feeder Fund Agreement by and among Hewitt
                     Series Funds, Hewitt Services LLC and Master Investment
                     Portfolio

EX-99.B8(f)       .  Third Party Feeder Fund Agreement by and among Diversified
                     Investors Stock Index Fund, Diversified Investors
                     Securities Corporation and Master Investment Portfolio

EX-99.B8(g)       .  Third Party Feeder Fund Agreement by and among E*Trade
                     Funds, E*Trade Securities and Master Investment Portfolio

EX-99.B8(h)       .  Third Party Feeder Fund Agreement by and among Vantagepoint
                     Funds, ICMA - RC Services, LLC and Master Investment
                     Portfolio

EX-99.B8(i)       .  Third Party Feeder Fund Agreement by and among INTRUST
                     SERIES TRUST, BISYS Fund Services, BISYS Fund Services,
                     Inc., INTRUST Bank, N.A., Investors Bank & Trust Company
                     and Master Investment Portfolio

EX-99.B10         .  Consent of Independent Auditors